                                                                  EXECUTION COPY

================================================================================


                       PREFERRED STOCK PURCHASE AGREEMENT



                                  by and among



                            STRAYER EDUCATION, INC.,




                           NEW MOUNTAIN PARTNERS, L.P.

                                       and


                           DB CAPITAL INVESTORS, L.P.







                            Dated: November 28, 2000



================================================================================

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
ARTICLE 1         DEFINITIONS................................................................1
        1.1       Definitions................................................................1

ARTICLE 2         PURCHASE AND SALE OF SERIES A PREFERRED STOCK..............................9
        2.1       Purchase and Sale of Series A Preferred Stock..............................9
        2.2       Articles Supplementary.....................................................9
        2.3       Escrow Arrangements; Closing...............................................9
        2.4       Use of Proceeds...........................................................11

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................11
        3.1       Corporate Existence and Power.............................................11
        3.2       Subsidiaries..............................................................12
        3.3       Corporate Authorization; No Contravention.................................12
        3.4       Governmental Authorization; Third Party Consents..........................13
        3.5       Binding Effect............................................................13
        3.6       Capitalization of the Company and its Subsidiaries........................13
        3.7       SEC Filings; Financial Statements.........................................14
        3.8       Absence of Certain Developments...........................................14
        3.9       No Undisclosed Liabilities................................................15
        3.10      Compliance with Laws......................................................15
        3.11      Litigation................................................................18
        3.12      Material Contracts........................................................18
        3.13      Environmental.............................................................19
        3.14      Taxes.....................................................................19
        3.15      Title to Property and Assets; Leases......................................19
        3.16      Compliance with ERISA.....................................................20
        3.17      Certain Payments..........................................................21
        3.18      Insurance.................................................................21
        3.19      Accounting................................................................21
        3.20      Intellectual Property.....................................................21
        3.21      Affiliate Transactions....................................................22
        3.22      Investment Company Act....................................................22
        3.23      Private Offering..........................................................22
        3.24      Board Approval; Stockholder Approval......................................22
        3.25      Series A Preferred Stock..................................................23
        3.26      No Brokers or Finders.....................................................23

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS..........................23
        4.1       Existence and Power.......................................................23

                                                                                           Page
                                                                                           ----
        4.2       Authorization; No Contravention...........................................24
        4.3       Governmental Authorization; Third Party Consents..........................24
        4.4       Binding Effect............................................................24
        4.5       Purchase for Own Account, Etc.............................................24
        4.6       No Brokers or Finders.....................................................25
        4.7       Sufficient Funds..........................................................25
        4.8       Litigation................................................................25

ARTICLE 5         COVENANTS OF THE COMPANY..................................................25
        5.1       Conduct of Business.......................................................25
        5.2       No Solicitation...........................................................28
        5.3       Regulatory Approval.......................................................29
        5.4       Board of Directors and Management.........................................30
        5.5       Access....................................................................30
        5.6       Employee Benefits Matters.................................................31
        5.7       Leases....................................................................31
        5.8       Legends...................................................................32
        5.9       Valuation.................................................................32

ARTICLE 6         STOCKHOLDERS MEETING; TENDER OFFER........................................32
        6.1       Preparation of Information Statement; Stockholders Meeting................32
        6.2       Tender Offer..............................................................33

ARTICLE 7         CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASERS TO FUND
                    AND CLOSE...............................................................34
        7.1       Conditions to Funding.....................................................34
        7.1.1     Representations and Covenants.............................................34
        7.1.2     Opinion of Counsel to the Company.........................................34
        7.1.3     No Actions................................................................34
        7.1.4     Stockholder Approval......................................................34
        7.1.5     No Material Adverse Effect................................................34
        7.1.6     Consents..................................................................35
        7.1.7     NASDAQ Listing............................................................35
        7.1.8     DOE Action................................................................35
        7.2       Conditions to Closing.....................................................35
        7.2.1     Opinion of Counsel to the Company.........................................35
        7.2.2     No Actions................................................................35
        7.2.3     DOE Action................................................................35
        7.2.4     NASDAQ Listing............................................................36
        7.2.5     Completion of the Offer...................................................36
        7.2.6     Company Agreements........................................................36
        7.2.7     Consents..................................................................36

ARTICLE 8         CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO FUND
                    AND TO CLOSE............................................................36
        8.1       Conditions to Funding.....................................................36
        8.1.1     Representations and Covenants.............................................36

                                                                                           Page
                                                                                           ----
        8.1.2     No Actions................................................................36
        8.1.3     Stockholder Approval......................................................37
        8.1.4     Consents..................................................................37
        8.1.5     DOE Action................................................................37
        8.2       Conditions to Closing.....................................................37
        8.2.1     No Actions................................................................37
        8.2.2     DOE Action................................................................37
        8.2.3     Completion of the Offer...................................................37
        8.2.4     Consents..................................................................37
        8.2.5     Participation by all Purchasers...........................................38

ARTICLE 9         REGISTRATION RIGHTS; PREEMPTIVE RIGHTS; OTHER AGREEMENTS OF THE COMPANY...38
        9.1       Registration Rights.......................................................38
        9.2       Other Registration Rights.................................................38
        9.3       Preemptive Rights.........................................................38
        9.4       Rule 144..................................................................39
        9.5       Availability of Common Stock..............................................39
        9.6       No Rights Plan............................................................39
        9.7       Regular Quarterly Dividends...............................................39

ARTICLE 10        TERMINATION OF AGREEMENT..................................................40
        10.1      Termination...............................................................40
        10.2      Survival after Termination................................................41
        10.3      Termination Fee...........................................................42

ARTICLE 11        INDEMNIFICATION...........................................................42
        11.1      Indemnification...........................................................42
        11.2      Terms of Indemnification..................................................43

ARTICLE 12        MISCELLANEOUS.............................................................43
        12.1      Survival..................................................................43
        12.2      Fees and Expenses.........................................................44
        12.3      Notices...................................................................44
        12.4      Successors and Assigns....................................................45
        12.5      Amendment and Waiver......................................................46
        12.6      Counterparts..............................................................46
        12.7      Headings..................................................................46
        12.8      Governing Law; Exclusive Jurisdiction.....................................46
        12.9      Severability..............................................................46
        12.10     Entire Agreement..........................................................47
        12.11     Further Assurances........................................................47
        12.12     Public Announcements......................................................47
        12.13     Specific Performance......................................................47
        12.14     Subsidiaries..............................................................47

EXHIBIT A    Allocation Notice
EXHIBIT B    Form of Articles of Amendment
EXHIBIT C    Form of Articles Supplementary
EXHIBIT D    Form of Escrow Agreement
EXHIBIT E    Form of Resolution
EXHIBIT F    Composition of the Board of Directors and Management of the
             Company
EXHIBIT G    Conditions to the Offer
EXHIBIT H    Form of Hogan & Hartson Opinion
EXHIBIT I    Form of Registration Rights Agreement

                       PREFERRED STOCK PURCHASE AGREEMENT


        PREFERRED STOCK PURCHASE AGREEMENT, dated as of November 28, 2000 (as the same may be amended, supplemented or modified in accordance with the terms hereof, this "Agreement"), by and among Strayer Education, Inc., a Maryland corporation (the "Company"), and New Mountain Partners, L.P. and DB Capital Investors, L.P. (the "Purchasers").

        WHEREAS, the Company proposes to issue and sell to the Purchasers, and the Purchasers propose to buy, for an aggregate purchase price of $150.0 million, 5,769,231 shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock");

        WHEREAS, it is a condition to the willingness of the Purchasers to execute and deliver this Agreement that the Company, the Purchasers and certain stockholders of the Company execute and deliver the Support and Option Agreement (as defined below);

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS


        1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:

        "Accrediting Body" means any entity or organization, whether governmental, government-chartered, private or quasi-private, which engages in the granting or withholding of accreditation of private post-secondary schools or of educational programs provided by such schools in accordance with standards and requirements relating to the performance, operations, financial condition or academic standards of such schools including, without limitation, Middle States.

        "Acquisition Proposal" has the meaning assigned to such term in Section 5.2.

        "Actions" means actions, causes of action, suits, claims, complaints, demands, litigations or legal, administrative or arbitral proceedings.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Agreement" has the meaning assigned to such term in the Preamble.

        "Allocation Notice" means a notice in writing of the names in which to register the Series A Preferred Stock to be purchased at the Closing (which shall be the names of one or more of the Purchasers or their nominees) and the number of shares of Series A Preferred Stock to be purchased by each Purchaser or such nominee. The Allocation Notice as of the date hereof is attached hereto as Exhibit A, provided that such Allocation Notice may be revised pursuant to
Section 2.3(c).

        "Alternative Transaction Notice" has the meaning assigned to such term in Section 10.1(a)(iv).

        "Antitakeover Laws" has the meaning assigned to such term in Section 3.24(b).

        "Application" has the meaning assigned to such term in Section 5.3(b).

        "Articles of Amendment" means the Articles of Amendment to the Charter of the Company, in the form attached hereto as Exhibit B, which shall, among other things, increase the number of authorized shares of Preferred Stock to 8,000,000 shares, shall permit the board to increase the authorized number of shares of Common Stock to ensure that there are a sufficient number of shares of Common Stock outstanding to allow for the conversion of the Series A Preferred Stock, and shall implement the preemptive rights described in Section 9.3.

        "Articles Supplementary" means the Articles Supplementary classifying and designating the Series A Preferred Stock, substantially in the form attached hereto as Exhibit C.

        "Board of Directors" means either the board of directors of the Company or any duly authorized committee thereof.

        "Board Recommendation" has the meaning assigned to such term in Section 6.1(b).

        "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York City are authorized or obligated by law or executive order to remain closed.

        "Bylaws" means the bylaws of the Company, as the same may have been amended and in effect as of the Closing Date.

        "Change in the Board Recommendation" has the meaning assigned to such term in Section 6.1(b).

        "Charter" means the charter of the Company, as the same may have been amended and in effect as of the Closing Date.

        "Claims" means losses, claims, damages or liabilities, joint or several, Actions or proceedings (whether commenced or threatened).

        "Closing" has the meaning assigned to such term in Section 2.3(b).

        "Closing Amount" has the meaning assigned to such term in Section
2.3(c).

        "Closing Date" has the meaning assigned to such term in Section 2.3(b).

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

        "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

        "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

        "Company" has the meaning assigned to such term in the Preamble.

        "Company Agreements" has the meaning assigned to such term in Section
3.1.

        "Company Benefit Plans" means all material employee benefit plans providing benefits to any current or former employee or director of the Company or any of its Subsidiaries or any beneficiary or dependent thereof that are sponsored or maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute, including without limitation all material employee welfare benefit plans within the meaning of Section 3(1) of ERISA, all material employee pension benefit plans within the meaning of Section 3(2) of ERISA, and all material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance and fringe benefit plans.

        "Company Funds" has the meaning assigned to such term in Section 2.3(a).

        "Company Options" has the meaning assigned to such term in Section 3.6.

        "Confidentiality Agreement" means the confidentiality agreement dated February 15, 2000, between New Mountain Capital and Legg Mason Wood Walker, Inc. on behalf of Strayer Education, Inc.

        "Contemplated Transactions" means the transactions contemplated by this Agreement and the Exhibits hereto, including without limitation the issuance, purchase and sale of the Series A Preferred Stock, the adoption of the Articles of Amendment, and the Offer.

        "Contractual Obligation" means, as to any Person, any agreement, undertaking, contract, indenture, mortgage, deed of trust, credit agreement, note, evidence of indebtedness or other instrument, written or otherwise, to which such Person is a party or by which it or any of its property is bound.

        "Conversion Shares" has the meaning assigned to such term in Section 4.5(c).

        "Decrees" has the meaning assigned to such term in Section 3.10(a).

        "DOE" means the United States Department of Education and any successor agency administering Financial Assistance programs under Title IV.

        "DOE Approval Notice" means a program participation agreement, both issued and executed by the DOE, in conjunction with an Eligibility and Certification Approval Report (but not including a temporary provisional program participation agreement), that does not contain any condition that constitutes or could result in a Material Adverse Effect.

        "Education Law" means any Federal, state, municipal, foreign or other law, regulation, order, or Accrediting Body standard or other requirement applicable thereto, including without limitation the provisions of Title IV and any regulations implementing or relating to Title IV, and any law, regulation, order, Accrediting Body standard or requirement related to or administered by any Educational Agency.

        "Educational Agency" means any Person, entity or organization, whether governmental, government chartered, private, or quasi-private, that engages in granting or withholding Educational Approvals for or otherwise regulates private post-secondary schools, their agents, or employees in accordance with standards relating to the performance, operation, financial condition, or academic standards of such schools, and the provision of Financial Assistance by and to such schools or their students, including, without limitation, the DOE, the D.C. Education Licensure Commission, the Virginia State Council of Higher Education, the Maryland Higher Education Commission, any other state authorizing or licensing agencies, Middle States, any other Accrediting Body, the U.S. Department of Veterans Affairs, the U.S. Immigration and Naturalization Service, American Student Assistance Corporation, USA Group, Educational Credit Management Corporation, Great Lakes Higher Education Corporation, and any other student loan guaranty agency that has guaranteed loans for students at the University.

        "Educational Approval" means any license, permit, authorization, certification, agreement, accreditation, or similar approval material to the operations of the Company or the University issued by any Educational Agency to the Company, any of its Subsidiaries, or the University.

        "ELP" has the meaning assigned to such term in Section 3.14.

        "Environmental Claim" means any claim, action, cause of action, investigation of which the Company or any of its Subsidiaries are aware, or notice by any Person to the Company or any of its Subsidiaries alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased, used or operated by the Company or any of its Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

        "Environmental Laws" means all Federal, state, local, and foreign statute, law, regulation, ordinance, rule, judgment, order, decree or other governmental requirement or restriction relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and natural resources), including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder from time to time.

        "Escrow Agent" has the meaning assigned to such term in the definition of Escrow Agreement.

        "Escrow Agreement" means an escrow agreement substantially in the form of Exhibit D hereto to be entered into among the parties and a financial institution reasonably acceptable to the parties (in such capacity, the "Escrow Agent") on or prior to the Escrow Date with such additional changes as the Escrow Agent may reasonably request.

        "Escrow Date" has the meaning assigned to such term in Section 2.3(a).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

        "Existing Plans" has the meaning assigned to such term in Section 3.6.

        "Financial Assistance" shall mean any form of student financial assistance, grants or loans, including without limitation Title IV Program funding.

        "GAAP" means United States generally accepted accounting principles.

        "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any international regulatory body having or asserting jurisdiction over a Person, its business or its properties.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations of the Federal Trade Commission thereunder.

        "Information Statement" has the meaning assigned to such term in Section 6.1(a).

        "Intellectual Property" has the meaning assigned to such term in Section 3.20.

        "Leases" has the meaning assigned to such term in Section 3.15.

        "Licenses" has the meaning assigned to such term in Section 3.10(b).

        "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), voting or other restriction, registration or other requirement, preemptive right or other security interest of any kind or nature whatsoever.

        "Material Adverse Effect" means any material adverse change in or affecting (i) the business, properties, assets, Educational Approvals, liabilities, operations, results of operations, management, condition, financial or otherwise, or prospects of the Company, its Subsidiaries, or the University, or (ii) the ability of the Company or any of the Company's Subsidiaries or the University to consummate the Contemplated Transactions other than any effect resulting from changes in general economic conditions or the public announcement of this Agreement and the transactions contemplated hereby.

        "Materials of Environmental Concern" means chemicals, pollutants, contaminants, industrial, toxic or hazardous wastes, substances or constituents, petroleum and petroleum products (or any by-product or constituent thereof), asbestos or asbestos-containing materials, lead or lead-based paints or materials, PCBs, or radon.

        "Maximum Number" has the meaning assigned to such term in Section 6.2.

        "MGCL" means the Maryland General Corporation Law, as amended.

        "Middle States" means the Middle States Commission on Higher Education.

        "NASD" means the National Association of Securities Dealers, Inc.

        "NASDAQ" means The Nasdaq Stock Market Inc.'s National Market System.

        "NYSE" means the New York Stock Exchange, Inc.

        "Offer" has the meaning assigned to such term in Section 6.2.

        "Offer Conditions" has the meaning assigned to such term in Section 6.2.

        "Offer Consideration" has the meaning assigned to such term in Section 6.2.

        "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, company, limited liability company, trust, unincorporated association, Governmental Authority, or any other entity of whatever nature.

        "Preferred Stock" has the meaning assigned to such term in Section 3.6.

        "Proposed Securities" has the meaning assigned to such term in Section 9.3(a)(i).

        "Prospectus" means the prospectus included in any Registration Statement (including without limitation a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

        "Purchase Price" has the meaning assigned to such term in Section 2.1.

        "Purchasers" has the meaning assigned to such term in the Preamble.

        "Purchasers' Agent" shall be New Mountain Partners, L.P.

        "Registrable Securities" means the Series A Preferred Stock, the Common Stock and other securities, if any, issuable upon conversion of the Series A Preferred Stock, the Common Stock purchased by the Purchasers, if any, pursuant to the Support and Option Agreement upon exercise of the option described therein, and any securities issued pursuant to Purchasers' rights under Section 9.3, in each case, until any such security is effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, or is distributed to the public by the holder thereof pursuant to Rule 144, or with respect to any Covered Holder (as defined in the Registration Rights Agreement) owning less than $10 million in fair market value of Registrable Securities, all the Registrable Securities held by that Covered Holder are eligible for sale pursuant to Rule 144 without holding period or volume limitations.

        "Registration Rights Agreement" shall have the meaning assigned to such term in Section 9.1.

        "Registration Statement" means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

        "Required Vote" has the meaning assigned to such term in Section
3.24(c).

        "Requirement of Law" means, as to any Person, the charter and bylaws or other organizational or governing documents of such Person, and any law (including, without limitation, laws related to Taxes, Environmental Laws and Educational Laws), treaty, rule, regulation, ordinance, qualification, standard, license or franchise or determination of an arbitrator or a court or other Governmental Authority or Educational Agency or of the NYSE or NASD or any national securities exchange or automated quotation system on which the Common Stock is listed or admitted to trading, in each case applicable to, or binding upon, such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated hereby.

        "Return" has the meaning assigned to such term in Section 5.1(ix).

        "Rule 144" means Rule 144 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

        "S University" means Strayer University, Inc., a Maryland corporation.

        "SEC Reports" means all proxy statements, registration statements, reports and other documents filed or required to be filed by the Company or any of its Subsidiaries with the Commission pursuant to the Securities Act or the Exchange Act since July 1, 1996.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

        "Series A Preferred Stock" has the meaning assigned to such term in the Recitals hereto.

        "Shares" mean the shares of Common Stock.

        "Significant Employment Agreement" means a contract, offer letter or agreement of the Company or any of its Subsidiaries with or addressed to any individual who is rendering or has rendered services thereto as an employee or consultant, pursuant to which the Company or any of its Subsidiaries has any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services, but only if such liabilities or obligations could exceed $75,000 per year or $150,000 in the aggregate.

        "Stockholders Meeting" has the meaning assigned to such term in Section 6.1(b).

        "Subsidiary" of any specified Person means any other Person more than 50% of the outstanding voting securities of which is owned or controlled, directly or indirectly, by such specified Person or by one or more other Subsidiaries of such specified Person, or by such specified Person and one or more other Subsidiaries of such specified Person; provided, however, that, when used with respect to the Company, Subsidiary shall mean (without limitation) either of S University and ELP. For the purposes of this definition, "voting securities" means securities which ordinarily have voting power for the election of directors (or other Persons having similar functions), whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency, or other ownership interests ordinarily constituting a majority voting interest.

        "Superior Proposal" has the meaning assigned to such term in Section 6.1(b).

        "Support and Option Agreement" means the Support and Option Agreement, dated as of the date hereof, by and among the Company, the stockholders listed therein and the Purchasers.

        "Tax Claim" has the meaning assigned to such term in Section 5.1(ix).

        "Taxes" means all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

        "Title IV" means Chapter 28, Subchapter IV of the Higher Education Act of 1965, as amended, 20 U.S.C. Section 1070, et seq., and any amendments or successor statutes thereto.

        "Title IV Programs" means Federal student financial aid programs authorized or administered under Title IV.

        "University" means Strayer University, the institution of higher education owned and operated by the Company through its Subsidiary S University, and certified as eligible to participate in the Title IV Programs by the DOE, including its main campus and all its campuses and locations at which it offers all or any part of an educational program, including without limitation those that are designated by the DOE as additional locations of the main campus.

                                   ARTICLE 2

                  PURCHASE AND SALE OF SERIES A PREFERRED STOCK


        2.1 Purchase and Sale of Series A Preferred Stock. Subject to the terms set forth herein and in reliance upon the representations set forth below, the Company shall issue and sell to the Purchasers severally in accordance with the Allocation Notice, and the Purchasers shall purchase severally and not jointly from the Company the Series A Preferred Stock, for an aggregate purchase price of $150.0 million (the "Purchase Price").

        2.2 Articles Supplementary. The Series A Preferred Stock shall have the powers, rights and other terms set forth in the form of Articles Supplementary attached hereto as Exhibit C.

        2.3 Escrow Arrangements; Closing. (a) On the later of (i) the first Business Day after receipt of the vote of the Company's stockholders pursuant to
Section 6.1(b) hereof, (ii) the first Business Day after the conditions set forth in Sections 7.1 and 8.1 (other than those to be satisfied on the Escrow Date, which shall be satisfied or waived on such date) have been satisfied or waived by the party entitled to waive such conditions and (iii) such other date as the parties may agree in writing, (the "Escrow Date"), (A) the parties and the Escrow Agent shall enter into the Escrow Agreement, (B) the Purchasers shall
(x) deliver to the Escrow Agent by wire transfer in immediately available funds to an escrow account or accounts designated in writing by the Escrow Agent to the Purchasers at least two Business Days prior to the Escrow Date, funds in an amount equal to the Purchase Price, such funds to be held in escrow as set forth in the Escrow Agreement and (y) make or cause to be made the deliveries set forth in Section 8.1, and (C) the Company shall (v) deliver and cause its Subsidiaries to deliver to the Escrow Agent (by wire transfer as set forth above), subject to Section 2.4, funds in the aggregate amount of $62.5 million in respect of the repurchase of Common Stock pursuant to the Offer (the "Company Funds"), such funds to be held in escrow as set forth in the Escrow Agreement,
(w) commence the Offer pursuant to Section 6.2, (x) notify the DOE of the occurrence of the events described in this Section 2.3(a) and Section 5.4, (y) file with the Commission a Current Report on Form 8-K pursuant to Item 1 of such Form, and (z) make or cause to be made the deliveries set forth in Section 7.1.

        (b) The issuance, sale and purchase of the Series A Preferred Stock shall take place at a closing (the "Closing") to be held at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, at 10:00 A.M., local time, on the Closing Date. The "Closing Date" shall be the later of (i) the first Business Day after the conditions set forth in Sections
7.2 and 8.2 (other than those to be satisfied on the Closing Date, which shall be satisfied or waived on such date) have been satisfied or waived by the party entitled to waive such conditions and (ii) such other date and time as the parties may agree in writing.

        (c) Not less than two Business Days prior to the Closing Date, the Purchasers shall provide the Escrow Agent and the Company with the Allocation Notice setting forth the names of any additional Purchasers and the number of shares of Series A Preferred Stock to be purchased by such additional Purchasers (which would be a portion of the amount committed to by New Mountain Partners, L.P. as of the date hereof); provided that in no event shall New Mountain Partners L.P. and its Affiliates purchase less than 3,076,923 shares of Series A Preferred Stock at the Closing. Any such additional Purchaser(s) shall enter into a joinder agreement with the Company and the Purchasers by which it shall agree to be bound by all of the terms and provisions of this Agreement, whereupon such additional Purchaser shall be a "Purchaser" for all purposes of this Agreement; provided, however, that the Company shall have the right to consent to the identity of any such additional Purchasers, which consent shall not unreasonably be withheld. At the Closing:

                (A) the Escrow Agent will (i) release from escrow and deliver to the Company by wire transfer of immediately available funds to an account or accounts designated in writing by the Company to the Escrow Agent at least two Business Days before the Closing, funds (which funds shall be used by the Company in accordance with Section 2.4) in an aggregate amount equal to the sum of the Purchase Price and the Company Funds (that is, $212.5 million in the aggregate), plus any interest accrued on the Company Funds from the Escrow Date and (ii) release from escrow and deliver to the Purchasers by wire transfer of immediately available funds to an account or accounts designated in writing by the Purchasers to the Escrow Agent at least two Business Days before the Closing, any interest accrued on the Purchase Price from the Escrow Date, in each case (i) and (ii), in accordance with the terms of the Escrow Agreement;

                (B) the Company will (i) issue and deliver to the Persons specified in the Allocation Notice the number of shares of Series A Preferred Stock to be purchased by each Purchaser pursuant to the Allocation Notice, registered in the names specified in the Allocation Notice, (ii) pay to the designees of the Purchasers to be designated in writing at least two Business Days before the Closing by wire transfer of immediately available funds to an account or accounts designated in writing by the Purchasers to the Company at least two Business Days before the Closing an amount equal to 1.00% of the aggregate price paid by the Company to purchase the Shares pursuant to the Offer (the "Closing Amount") (in the proportion set forth in the Allocation Notice), (iii) make or cause to be made the deliveries set forth in
        Section 7.2, and (iv) accept for payment and pay for Shares validly tendered in the Offer and not withdrawn; and

                (C) the Company will issue to the Purchasers, in accordance with the Allocation Notice, and the Purchasers will severally and not jointly (in accordance with the Allocation Notice) purchase from the Company, by release of the Purchase Price from escrow as set forth in clause (A) above, all of the shares of the Series A Preferred Stock.

        (d) Subject to Section 10.1(a)(i), if the Closing does not occur by October 31, 2001 (unless otherwise mutually agreed by the Company and the Purchasers' Agent), (A) the Escrow Agent shall, on the first Business Day following such date, release from escrow and deliver (i) to the Company, by wire transfer in immediately available funds to an account or accounts designated in writing by the Company to the Escrow Agent at least one Business Days prior to such delivery the Company Funds, plus any interest accrued thereon from the Escrow Date and (ii) to the Purchasers, by wire transfer in immediately available funds to an account or accounts designated in writing by the Purchasers to the Escrow Agent at least one Business Days prior to such delivery, funds in an amount equal to the Purchase Price in accordance with the amounts set forth in the Allocation Notice, plus any interest accrued thereon from the Escrow Date, in each such case (i) and (ii), in accordance with the terms of the Escrow Agreement, and (B) the Purchasers shall cause the directors appointed to the Board of Directors of the Company pursuant to Section 5.4 to resign their positions as directors and (if applicable) officers of the Company effective as of such date.


        2.4 Use of Proceeds. Any amounts received by the Company in respect of the Purchase Price and the Company Funds shall be used by the Company solely to purchase the Shares pursuant to and in accordance with the Offer, and the Company shall not, without the prior written consent of the Purchasers' Agent, borrow any moneys or use any funds, from whatever source, to finance the Offer, provided that of the Company Funds delivered by the Company to the Escrow Agent pursuant to Section 2.3(a), (i) up to $20.0 million may be funds (other than borrowed funds) of (or derived from the sale of marketable securities of) the Company, (ii) up to $41.5 million may be funds (other than borrowed funds) of (or derived from the sale of marketable securities of) S University, and (iii) up to $1.0 million may be funds (other than borrowed funds) of (or derived from the sale of marketable securities of) ELP.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to each Purchaser as follows:

        3.1 Corporate Existence and Power. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland; (b) has all requisite corporate power and authority to own and operate its properties, to lease the properties it operates as lessee and to conduct the business in which it is engaged; and (c) has (or will have, as applicable) the corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Support and Option Agreement, the Registration Rights Agreement, the Articles of Amendment, the Escrow Agreement and the Articles Supplementary (collectively, the "Company Agreements"). The Company is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the conduct of its business or the nature of the property owned requires such qualification except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

        3.2 Subsidiaries. Except as set forth on Schedule 3.2, the Company has no Subsidiaries and no material interest or investments in any corporation, partnership, limited liability company, trust or other entity or organization. Each Subsidiary listed on Schedule 3.2 has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate power and authority to own and operate its properties, to lease the properties it operates as lessee and to conduct the business in which it is engaged, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such qualification except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 3.2, all of the issued and outstanding stock (or equivalent interests) of each Subsidiary set forth on Schedule 3.2 has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company free and clear of any Liens and there are no rights, options or warrants outstanding or other agreements to acquire shares of stock (or equivalent interests) of such Subsidiary. Professional Education, Inc. is an inactive wholly owned subsidiary of the Company that has no liabilities.

        3.3 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of each Company Agreement and the consummation of the Contemplated Transactions, (a) subject to the satisfaction of the matters described in Section 3.24(b) and (c), have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Charter or Bylaws or the organizational documents of its Subsidiaries; and (c) subject to receipt or satisfaction of the approvals, consents, exemptions, authorizations or other actions, notices or filings set forth on Schedule 3.4, and except as may result from any facts or circumstances relating solely to the Purchasers or their respective Affiliates, do not violate or result in any breach or contravention of, a default under, or an acceleration of any obligation under or the creation (with or without notice, lapse of time or both) of any Lien under, result in the termination or loss of any right or the imposition of any penalty under any Contractual Obligation of the Company or its Subsidiaries or by which their respective assets or properties are bound or any Requirement of Law applicable to the Company or its Subsidiaries or by which their respective assets or properties are bound except for any of the foregoing as would not be material to the Company or the Purchasers. No event has occurred and no condition exists which (upon notice or the passage of time or both) would constitute, or give rise to: (i) any breach, violation, default, change of control or right to cause the Company to repurchase or redeem under, (ii) any Lien on the assets of the Company or any of its Subsidiaries under, (iii) any termination right of any party, or any loss of any right or imposition of any penalty, under or (iv) any change or acceleration in the rights or obligations of any party under, any Contractual Obligation of the Company or its Subsidiaries (or by which their respective assets or properties are bound) or the Charter or Bylaws or the organizational documents of the Company's Subsidiaries except for any of the foregoing as would not be material to the Company or the Purchasers.

        3.4 Governmental Authorization; Third Party Consents. Except as set forth on Schedule 3.4, no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority, Educational Agency, or any other Person in respect of any Requirement of Law, Contractual Obligation or otherwise, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the issuance, sale and delivery of the Series A Preferred Stock) by the Company, or enforcement against the Company, of the Company Agreements or the consummation of the Contemplated Transactions except for any of the foregoing as would not be material to the Company or the Purchasers.

        3.5 Binding Effect. Each of the Company Agreements has been (or will, as of the Closing, be, as applicable) duly authorized, executed and delivered by the Company and constitutes (or will, as of the Closing, constitute, as applicable) the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

        3.6 Capitalization of the Company and its Subsidiaries. The authorized stock of the Company consists of (i) 20,000,000 shares of Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.01, of the Company (the "Preferred Stock"). As of the date hereof, (a) no shares of Preferred Stock are issued or outstanding, (b) 15,299,516 shares of Common Stock were issued and outstanding, and (c) 219,101 shares of Common Stock were reserved for or subject to issuance upon the exercise of outstanding Company Options. Schedule 3.6 sets forth a true and correct list of all outstanding options or warrants to purchase shares of any class or series of stock of the Company (collectively, the "Company Options") and a true and correct list of each of the Company's stock option, incentive or other plans pursuant to which options or warrants to purchase stock of the Company may be issued (collectively, the "Existing Plans"). Except (1) as set forth in the second sentence of this Section 3.6, (2) for shares of Common Stock issued pursuant to the exercise of outstanding Company Options, and (3) for shares of Common Stock issuable upon conversion of the Series A Preferred Stock, on the Closing Date there will be no shares of Common Stock or any other equity security of the Company issued or outstanding and no shares of Common Stock or any other equity security of the Company or any of its Subsidiaries issuable upon conversion or exchange of any security of the Company or any of its Subsidiaries nor will there be any rights, options or warrants outstanding or other agreements to acquire shares of stock of the Company or any of its Subsidiaries nor will the Company or any of its Subsidiaries be contractually obligated to issue any shares of stock or to purchase, redeem or otherwise acquire any of its outstanding shares of stock. Neither the Company nor any of its Subsidiaries has created any "phantom stock," stock appreciation rights or other similar rights the value of which is related to or based upon the price or value of the Common Stock. Neither the Company nor any of its Subsidiaries has outstanding debt or debt instruments providing for voting rights with respect to the Company or such Subsidiary to the holders thereof. No stockholder of the Company or any of its Subsidiaries or other Person is entitled to any preemptive or similar rights to subscribe for shares of stock of the Company or any of its Subsidiaries. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, and nonassessable. Except as set forth on Schedule 3.6 hereto, neither the Company nor any of its Subsidiaries has granted to any Person the right to demand or request that the Company or such Subsidiary effect a registration under the Securities Act of any securities held by such Person or to include any securities of such Person in any such registration by the Company or such Subsidiary.

        3.7 SEC Filings; Financial Statements. (a) The Company has timely filed all SEC Reports. Each SEC Report complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements in the SEC Reports, in light of the circumstances under which they were made, not misleading. Each of the Company's financial statements (including, in each case, any related notes) contained in the SEC Reports complied as to form in all material respects with applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and fairly presented the financial position of the Company and its Subsidiaries as at the respective dates and the results of operations and cash flows for the periods indicated, except that unaudited financial statements were subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

        (b) Each loan, grant or other Financial Assistance in respect of which any receivable is included in "student tuition receivable," "student loans receivable," or other entries in the financial statements of the Company or any Subsidiary (i) was originated, certified, or placed by the Company or such Subsidiary in the ordinary course of business and is being administered by the Company, one or more of its Subsidiaries, the servicer with whom the Company or such Subsidiaries have contracted to perform such services, the private lender, or guaranty agency, as the case may be, in accordance with applicable policies and requirements of the Company, its Subsidiaries, and Educational Agencies,
(ii) was created in compliance with any applicable Requirement of Law, and (iii) all material consents, approvals, authorization or other orders of or registrations or filings with any Governmental Authority or Educational Agency relating thereto have been duly obtained, effected or given and are in full force and effect as of the date hereof.

        3.8 Absence of Certain Developments. Except as set forth on Schedule 3.8, since September 30, 2000, except as described in the SEC Reports filed with the Commission prior to the date hereof or as otherwise publicly disclosed by press release prior to the date hereof, (a) each of the Company, its Subsidiaries and the University has operated in the ordinary course, (b) there has been no occurrence or event of the type set forth in Section 5.1, and (c) there has occurred no fact, event, circumstance or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

        3.9 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except (a) liabilities or obligations disclosed or reserved against in the SEC Reports filed prior to the date of this Agreement or (b) liabilities or obligations which arose after the last date of any such SEC Report, in the ordinary course of business consistent with past practice that, individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect or (c) liabilities incurred in connection with or as a result of the transactions contemplated by this Agreement.

        3.10 Compliance with Laws. (a) General. Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or as set forth in Schedule 3.10(a), neither the Company or any of its Subsidiaries nor the University in the conduct of its business, is, or since July 1, 1997, has been, in violation of any Requirement of Law, or any judgments, orders, rulings, injunctions or decrees of Governmental Authority or Educational Agency (collectively, "Decrees"), applicable thereto or to the employees conducting such business except for violations that, individually or in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect or prevent or impair the ability of the Company to consummate the Contemplated Transactions.

        (b) Licenses. The Company, its Subsidiaries and the University, as applicable, have obtained or made, as the case may be, all material permits, licenses, authorizations, orders and approvals, and all material filings, applications and registrations with, all Governmental Authorities ("Licenses"), other than the Educational Approvals, that are required to conduct the businesses of the Company, its Subsidiaries, and the University in the manner and to the full extent as presently conducted. None of such Licenses is subject to any restriction or condition that limits or would reasonably be expected to limit in any material way the full operation of the Company, its Subsidiaries, or the University as presently operated. Each of the Licenses has been duly obtained, is valid and in full force and effect, and is not subject to any pending or threatened proceeding to limit, condition, suspend, cancel, suspend, or declare such License invalid. Neither the Company or any of its Subsidiaries nor the University is in default in any material respect with respect to any of the Licenses, and to the knowledge of the Company no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a material default by the Company, any such Subsidiary, or the University under any License.

        (c) Educational Approvals. (i) The Company, its Subsidiaries and the University each have obtained, as necessary, all of the Educational Approvals required from any Governmental Authority or Educational Agency for the lawful conduct of the businesses of the Company, its Subsidiaries, and the University in the manner and to the full extent presently conducted at every location where the University offers all or part of an educational program, including without limitation the eligibility of the University's students for Financial Assistance and the ability of the University's employees or agents to recruit students in any state where it engages employees or agents to recruit students.

        (ii) Except as set forth in Schedule 3.10(c)(ii), none of such Educational Approvals is subject to any restriction or condition that limits or would reasonably be expected to limit in any material way the full operation of the Company, its Subsidiaries, or the University as presently operated. Each of the Educational Approvals has been duly obtained, is valid and in full force and effect, and is not subject to any pending or, to the knowledge of the Company, threatened proceeding to limit, condition, cancel, suspend, or declare such Educational Approval invalid. Neither the Company or any of its Subsidiaries nor the University is in default in any material respect with respect to any of the Educational Approvals, and to the knowledge of the Company no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a material default by the Company, any such Subsidiary, or the University under any Educational Approval. Neither the Company or any of its Subsidiaries nor the University has received notice that any Educational Approval will not be renewed and to the knowledge of the Company there is no basis for non-renewal.

        (iii) Each of the Company, its Subsidiaries and the University has received and maintained without interruption all Educational Approvals material to the University's operations and receipt of all Financial Assistance since July 1, 1997.

        (iv) To the knowledge of the Company, there exists no fact, circumstance, act or omission with respect to the present or prospective business, operations or financial condition of the Company, any of its Subsidiaries or the University that could serve as a basis to revoke, deny, withdraw, terminate, suspend, condition or limit (A) any Educational Approval for the Company, any such Subsidiary or the University or (B) any consents or approvals of Educational Agencies that are necessary to permit the consummation of the Contemplated Transactions without forfeiture or material impairment of any Educational Approval, it being agreed that a DOE approval will not be deemed materially impaired if it is temporary or provisional pending receipt of a DOE Approval Notice.

        (v) Since July 1, 1997, neither the Company or any of its Subsidiaries nor the University has received any written, or to the knowledge of the Company, other notice with respect to any alleged violation of (A) any Education Law with respect to the University, including with respect to recruitment, sales and marketing activities, or (B) the terms of any program participation agreement to which the Company, any such Subsidiary, or the University is or was a party, the failure to comply with which Education Law or program participation agreement could cause, individually or in the aggregate, a Material Adverse Effect.

        (vi) No Person who exercises "substantial control" (as such term is described in 34 C.F.R. Section 600.30) over the Company, any of its Subsidiaries or the University or any member or members of that Person's family, alone or together, (A) owes a liability for a violation of a Title IV Program requirement and cannot demonstrate that the liability is being repaid in accordance with an agreement with the DOE or (B) exercises or, since July 1, 1997 has exercised, "substantial control" over another post-secondary institution, other than the University, or over a third-party servicer (as such term is defined in 34 C.F.R. 668.2) that owes a liability for a violation of a Title IV Program requirement and cannot demonstrate that the liability is being repaid in accordance with an agreement with the DOE. Since July 1, 1997, none of the Company, its Subsidiaries and the University and their respective chief executive officers have been found guilty of a crime involving the acquisition, use, or expenditure of funds under the Title IV Programs or has been judicially determined to have committed fraud involving funds under the Title IV Programs. Neither the Company or any of its Subsidiaries or the University, nor any of their respective Affiliates that has the power, by contract or ownership interest, to direct or cause the direction of the management or policies of the University, has ever filed for relief in bankruptcy or had entered against it an order for relief in bankruptcy. Since July 1, 1997, the University has not knowingly employed in a capacity that involves the administration of funds under the Title IV Programs or the receipt of funds under those programs, any individual who has been convicted of, or has pled nolo contendere or guilty to, a crime involving the acquisition, use or expenditure of federal, state, or local government funds, or has been administratively or judicially determined to have committed fraud or any other material violation of law involving federal, state, or local government funds. Since July 1, 1997, the University has not knowingly contracted with an institution or third party servicer (as such term is defined in 34 C.F.R. 668.2) that has been terminated under the Title IV Programs for a reason involving the acquisition, use, or expenditure of federal, state or local government funds, or that has been administratively or judicially determined to have committed fraud or any other material violation of law involving federal, state or local government funds. Since July 1, 1997, the University has not knowingly contracted with or employed any individual, agency, or organization that has been, or whose officers or employees have been, convicted of, or pled nolo contendere or guilty to, a crime involving the acquisition, use, or expenditure of federal, state, or local government funds, or that has been administratively or judicially determined to have committed fraud or any other material violation of law involving federal, state, or local government funds.

        (vii) Other than the University, no post-secondary institution (whether or not participating in the Title IV Programs) or any third-party servicer (as such term is defined in 34 C.F.R. Section 668.2) is, or, since July 1, 1997 has been, administered commonly, jointly or in conjunction with the Company, any Subsidiary of the Company or the University. No other institution or organization of any sort provides, or, since July 1, 1997 has provided, any educational instruction on behalf of the University. Neither the Company or any of its Subsidiaries nor the University provides, or since July 1, 1997, has provided, any educational instruction on behalf of any other institution or organization of any sort.

        (viii) Except as set forth in Schedule 3.10(c)(viii), the University does not contract with a third-party servicer (as such term is defined in 34 C.F.R. Section 668.2) to provide any services in connection with the processing or administration of the University's administration of any form of Financial Assistance.

        (d) Financial Assistance Programs. (i) The University has complied in all material respects with the limitation on the receipt of Title IV Program funding under the "85/15 Rule" codified at 34 C.F.R. Section 600.5(a)(8) and (d) for the fiscal year ending on December 31, 1997, and under the "90/10 Rule" codified at 34 C.F.R. Section 600.5(a)(8) and (d) (as amended by section 101(a) of Public Law No. 105-244 (Higher Education Amendments of 1998)) for the two fiscal years ending on December 31, 1998 and 1999.

        (ii) The University satisfied in all material respects the standards of financial responsibility in accordance with 34 C.F.R. Section 668.171-175, as applicable, for the fiscal years ending December 31, 1997, 1998 and 1999.

        (iii) Since July 1, 1997, neither the Company or any of its Subsidiaries nor the University has received notice from the DOE or any other Educational Agency that the Company, any such Subsidiary, or the University lacked financial responsibility or administrative capability for any period under the Education Laws or standards in effect in such period or, except as set forth in Schedule 3.10(c)(ii), was required to post a letter of credit or other form of surety for any reason, including any request for a letter of credit based on late refunds pursuant to 34 C.F.R. Section 668.173, 34 C.F.R. Section
668.15 or any predecessor regulation.

        (iv) Schedule 3.10(d)(iv) includes a correct and complete list of the University's official, published cohort default rates for Federal Family Education Loan Program loans or Federal Direct Loan Program loans for the federal fiscal years ending September 30, 1996, 1997 and 1998.

        (v) Since July 1, 1997, (A) none of the Company, its Subsidiaries and the University has paid any commission, bonus, or other incentive payment based directly or indirectly on success in securing enrollments or financial aid to any Person engaged in any student recruiting or admission activities or in making decisions regarding the awarding of Financial Assistance and (B) each of the Company, its Subsidiaries and the University has complied in all material respects with all Education Laws concerning the provision of commissions, bonuses, or other incentive payments to admissions representatives, agents, and other Persons engaged in any student recruiting or admission activities or in making decisions regarding the awarding of Title IV Program funds for or on behalf of the Company or the University.

        (e) Since July 1, 1997, the University has at all times complied with the limitation in 34 C.F.R. Section 600.7 on the number of courses that an institution may offer by correspondence or telecommunications and the number of students who may enroll in such courses.

        3.11 Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or relating to any of the Company Agreements or the Contemplated Transactions which, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would reasonably be expected to prohibit or materially delay the Closing. The Company is not subject to any Decree that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

        3.12 Material Contracts. All of the Company's Contractual Obligations that are required to be described in the SEC Reports or to be filed as exhibits thereto are described in the SEC Reports or filed as exhibits thereto, as so required. Neither the Company nor any of its Subsidiaries nor (to the knowledge of the Company) any other party is in breach in any material respect of, or in default in any material respect under, any of its Contractual Obligations or organizational documents.

        3.13 Environmental. The Company and its Subsidiaries are in compliance with all Environmental Laws, except where such non-compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice that alleges that the Company or its Subsidiaries is not in compliance with any Environmental Laws, and to the knowledge of the Company, there are no circumstances that may prevent or interfere with such compliance in the future. There is no Environmental Claim pending, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries with respect to the operations or business of the Company or its Subsidiaries, or against any Person whose liability for any Environmental Claim the Company or its Subsidiaries has retained or assumed either contractually or by operation of law, and to the Company's knowledge, there are no circumstances that could form the basis of any such Environmental Claim in the future.

        3.14 Taxes. Except as set forth on Schedule 3.14 hereto, all Returns required to be filed by the Company and each of its Subsidiaries have been filed and all such Returns are true, complete, and correct in all material respects. All Taxes that are due or claimed to be due from the Company and each of its Subsidiaries have been paid, other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (i) and (ii), adequate reserves have been established on the books and records of the Company and its subsidiaries in accordance with GAAP. There are no proposed Tax assessments against the Company or any of its Subsidiaries. To the knowledge of the Company, the accruals and reserves on the books and records of the Company and its Subsidiaries in respect of any Tax liability for any taxable period not finally determined are adequate to meet any assessments of Tax for any such period. The Company is not currently a United States real property holding corporation as defined in Section 897(c)(2) of the Code. The Company will use its best efforts to not become a United States real property holding corporation in the future. Each of S University and Education Loan Processing, Inc. ("ELP") duly and properly filed an effective election to be an S corporation under Section 1362 of the Code and the rules and regulations thereunder, effective from the date of its formation, and such election was in effect, and each of S University and ELP was an S corporation, continuously during the period from such date up to and including July 25, 1996, in the case of S University and July 31, 1996, in the case of ELP.

        3.15 Title to Property and Assets; Leases. Each of the Company and its Subsidiaries has good and marketable title, free and clear of all Liens to all of its assets, including all real property and interests in real property owned in fee simple by the Company and its Subsidiaries and all real property leased, subleased or otherwise occupied by the Company and its Subsidiaries, except (i) Liens for taxes not yet due and payable and (ii) Liens that do not interfere with the use (or contemplated use), utility or value of such assets in any material respect. All leases to which the Company or any of its Subsidiaries is a party (collectively, the "Leases") are valid and binding and in full force and effect, and no material default (or event which, with the giving of notice or passage of time, or both, would constitute a material default) by the Company or any of its Subsidiaries, or to the knowledge of the Company by any other party thereto, has occurred or is continuing thereunder. The Company and its Subsidiaries enjoy a peaceful and undisturbed possession under all such Leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such Subsidiary. The Company or its applicable Subsidiary have exercised within the time prescribed in each Lease any option provided therein to extend or renew the term thereof. With respect to each Lease either (a) such Lease is not subject or subordinate to any mortgage, deed of trust or other lien which has priority over such Lease, or (b) the holder of any such lien has entered into a valid, binding and enforceable nondisturbance agreement in favor of the lessee pursuant to which the Lease cannot be extinguished or terminated by reason of any foreclosure or other acquisition of title by such holder if the lessee thereunder is not in default under the Lease as of the date of acquisition of title. As used herein, the term "Lease" shall also include subleases or other occupancy agreements, the term "lessee" shall also include any sublessee or other occupant.

        3.16 Compliance with ERISA. The Company has made available to the Purchasers true and complete copies of each Significant Employment Agreement and each Company Benefit Plan, as well as certain related documents, including, but not limited to, (x) the actuarial report for such Company Benefit Plan (if applicable) for each of the last two years, and (y) the most recent determination letter from the IRS (if applicable) for such Company Benefit Plan. Except as would not reasonably be expected, either individually in the aggregate, to have a Material Adverse
Effect: (A) each of the Company Benefit Plans has been operated and administered in all material respects in compliance with its terms and all applicable laws;
(B) each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified; and (C) to the knowledge of Company there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto or pursuant to any Significant Employment Agreement. None of the Company Benefit Plans is subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Company, its subsidiaries or any entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company or any of its subsidiaries, or that is a member of the same "controlled group" as the Company or any of its subsidiaries pursuant to Section 4001(a)(14) of ERISA that has not been satisfied in full. Except as disclosed in the SEC Reports, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event such as termination of employment) (i) result in, or cause any increase or acceleration of, any material payment, benefit or award under any Company Benefit Plan or Significant Employment Agreement to any director or employee of Company or any of its Subsidiaries, (ii) give rise to any obligation to fund for any such payments, awards or benefits to any material extent, or (iii) give rise to any limitation on the ability of the Company or any of its Subsidiaries to amend or terminate any Company Benefit Plan. Neither the Company nor any of its Subsidiaries has any liability to provide any post-retirement or post-termination life, health, medical or other welfare benefits to any current or former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement. The committee of the Board of Directors authorized to administer the Company's stock option and employee stock purchase plans has adopted the resolution attached hereto as Exhibit E.

        3.17 Certain Payments. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, or other person associated with or acting on behalf of any of them, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Subsidiary or any Affiliate of the Company or any Subsidiary, or (iv) in violation of any Federal, state, local, or foreign statute, law, regulation, ordinance, rule, judgment, order, decree or other governmental requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

        3.18 Insurance. The Company and its Subsidiaries maintain, with reputable insurers, insurance in such amounts, including deductible arrangements, and of such a character as is usually maintained by reasonably prudent managers of companies engaged in the same or similar business. All policies of title, fire, liability, casualty, business interruption, workers' compensation and other forms of insurance including, but not limited to, directors and officers insurance, held by the Company and its Subsidiaries, are in full force and effect in accordance with their terms. Neither the Company nor any of its Subsidiaries is in default in any material respect under any provisions of any such policy of insurance and no such Person has received notice of cancellation of any such insurance.

        3.19 Accounting. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        3.20 Intellectual Property. The Company and its Subsidiaries own in all material respects the entire and unencumbered right, title and interest in and to, or possess adequate licenses or other rights to use, all intellectual property, including but not limited to, patents, trademarks, service marks, trade names, copyrights, computer software and know-how used in, or necessary to, the business conducted by the Company or any of its Subsidiaries (the "Intellectual Property"). The Company and each of its Subsidiaries have performed all acts and have paid all required fees and Taxes to maintain all registrations and applications of such Intellectual Property in full force and effect. None of the Company or any of its Subsidiaries has received any notice of infringement of or conflict with (or knows or has known of such infringement of or conflict with) asserted rights of others with respect to the use of Intellectual Property. To the Company's knowledge, the Company and its Subsidiaries do not in the conduct of their business infringe or conflict with any right of any third party.

        3.21 Affiliate Transactions. Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or for transactions described on Schedule 3.21 and transactions contemplated by the Support and Option Agreement, (a) neither the Company nor any of its Subsidiaries is or has been a party to any transaction or series of transactions described in Item 404 of Regulation S-K under the Securities Act; provided, however, that for purposes hereof, references in such Item 404 to the "registrant" shall be deemed to be references to the Company or such Subsidiary, as the case may be, and references to the "beginning of the registrant's last fiscal year" shall be deemed to be references to the beginning of the Company's fiscal year ended December 31, 1997, and (b) no current or former officer or director of the Company or any of its Subsidiaries and no Affiliate or associate of any such current or former officer or director has, directly or indirectly, any interest in any contract, arrangement or property (real or personal, tangible or intangible) used by the Company or any such Subsidiary or in their respective businesses, or in any supplier, distributor or customer of the Company or any such Subsidiary.

        3.22 Investment Company Act. Neither the Company nor any of its Subsidiaries is, and, after giving effect to consummation of the transactions contemplated hereby and by the other Company Agreements, will be, an "investment company" or an entity

"controlled by" an "investment company" (as such terms are defined in the Investment Company Act of 1940, as amended).

        3.23 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Series A Preferred Stock. No registration of the Series A Preferred Stock pursuant to the provisions of the Securities Act will be required by the offer, sale, or issuance of the Series A Preferred Stock pursuant to this Agreement, assuming the accuracy of the Purchasers' representations contained in Section 4.5.

        3.24 Board Approval; Stockholder Approval. (a) The Board of Directors at a meeting duly called and held has determined the Contemplated Transactions to be advisable and in the best interests of the Company and its stockholders and has approved the Contemplated Transactions. The Board of Directors of the Company has received the opinion of its financial advisor, Legg Mason Wood Walker, Inc., to the effect that, as of the date of such opinion, the Contemplated Transactions are fair from a financial point of view to the holders of the Common Stock other than Affiliates of the Company.

        (b) Prior to the Closing Date, the Company, its stockholders and its Board of Directors shall have each taken all action required in order to (i) exempt the Purchasers, in respect to their purchase and conversion of the Series A Preferred Stock and any other securities of the Company acquired pursuant to the Contemplated Transactions, from "interested stockholder" status as defined by the Maryland Business Combination Act and (ii) exempt the execution, delivery, and performance of the Company Agreements, and the issuance and conversion of the Series A Preferred Stock, from the requirements of, and from triggering any provisions under, any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other anti-takeover laws and regulations of, the State of Maryland, including, without limitation, the Maryland Business Combination Act and the Maryland Control Share Acquisition Act (collectively, "Antitakeover Laws").

        (c) The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock (the "Required Vote") is required under the MGCL, NASDAQ Rules and the Charter to approve the Contemplated Transactions and the Articles of Amendment. Except for the Required Vote, no approval of the Company Agreements or of the Contemplated Transactions by the holders of any shares of stock of the Company is required in connection with the execution or delivery of the Company Agreements or the consummation of the Contemplated Transactions, whether pursuant to the MGCL, the Charter or Bylaws, the rules and regulations of the NYSE, NASD, NASDAQ or otherwise.

        3.25 Series A Preferred Stock. (a) All shares of the Series A Preferred Stock, when issued and delivered in accordance with the terms of this Agreement, the Articles Supplementary and the other Company Agreements, will be duly and validly issued and outstanding, entitled to the benefits contemplated by the Articles Supplementary, fully paid and nonassessable and free and clear of any Liens, not subject to preemptive or other similar rights, and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

        (b) All shares of the Common Stock issued and delivered upon conversion of the Series A Preferred Stock, in accordance with the terms of the Articles Supplementary, will, when so issued and delivered, be duly and validly issued and outstanding, fully paid and nonassessable and free and clear of any Liens and not subject to preemptive or other similar rights.

        3.26 No Brokers or Finders. Except for Legg Mason Wood Walker, Inc. (and other than the Closing Amount), no agent, broker, finder, or investment or commercial banker or other Person (if any) engaged by or acting on behalf of the Company or any Subsidiary or Affiliate is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of the Company Agreements or the Contemplated Transactions.

                                   ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS


        Each Purchaser hereby severally but not jointly represents and warrants to the Company as follows as to itself:

        4.1 Existence and Power. Such Purchaser (a) is duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement.

        4.2 Authorization; No Contravention. The execution, delivery and performance by such Purchaser of each Company Agreement to which it is a party and the Contemplated Transactions (a) have been duly authorized by all necessary corporate or other action, (b) do not contravene the terms of such Purchaser's organizational documents, and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of such Purchaser or any Requirement of Law applicable to such Purchaser, except for such violations, conflicts, breaches or Liens which will not result in a material adverse effect on such Purchaser's ability to consummate the Contemplated Transactions.

        4.3 Governmental Authorization; Third Party Consents. Except as listed in Schedule 3.4 or as could not have a material adverse effect or materially affect the Purchasers' legal power or ability to own the Series A Preferred Stock and exercise the rights incident thereto, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by such Purchaser, or enforcement against such Purchaser, of this Agreement or the consummation of the Contemplated Transactions.

        4.4 Binding Effect. This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

        4.5 Purchase for Own Account, Etc. (a) Purchase for Own Account. The shares of Series A Preferred Stock are being acquired by such Purchaser for its own account (except that NMC may designate one or more additional Purchasers of shares of Series A Preferred Stock in accordance with Section 2.3(c)) and with no current intention of distributing or reselling such shares of Series A Preferred Stock or any part thereof in any transaction that would be in violation of the securities laws of the United States of America or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Series A Preferred Stock under an effective Registration Statement under the Securities Act or under an exemption from said registration available under the Securities Act. Such Purchaser understands and agrees that if such Purchaser should in the future decide to dispose of any Series A Preferred Stock, it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on all certificates representing shares of Series A Preferred Stock.

        (b) Purchaser Status. Such Purchaser is an "Accredited Investor" (as defined in Rule 501(a)) under the Securities Act.

        (c) Restricted Shares. Such Purchaser understands (i) that the shares of the Series A Preferred Stock have not been, and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock (the "Conversion Shares") will not (subject to Section 9.1) be registered under the Securities Act or any state securities laws, by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof and (ii) the shares of the Series A Preferred Stock and the Conversion Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.

        4.6 No Brokers or Finders. Except as contemplated by this Agreement (including the Closing Amount), no agent, broker, finder, or investment or commercial banker or other Person (if any) engaged by or acting on behalf of the Purchasers or any of their respective Affiliates is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or the Contemplated Transactions.

        4.7 Sufficient Funds. Such Purchaser will have at the Closing funds sufficient to perform its obligations under this Agreement and to consummate the Contemplated Transactions.

        4.8 Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding pending or, to the knowledge of such Purchaser, threatened against or affecting such Purchaser or relating to any of the Company Agreements or the Contemplated Transactions which, if determined adversely to such Purchaser, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would reasonably be expected to prohibit or materially delay the Closing. Such Purchaser is not subject to any Decree that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE 5

                            COVENANTS OF THE COMPANY


        5.1 Conduct of Business. Except as expressly contemplated by this Agreement or consented to in writing by the Purchasers, from the date hereof through the Closing Date, the Company and its Subsidiaries shall conduct their businesses in the ordinary course, consistent with past practice and generally in a manner such that the representations and warranties contained in Article 3, to the extent such matters are within the Company's, any of its Subsidiary's or the University's control, shall continue to be true and correct in all material respects on and as of the Closing Date (except for representations and warranties made as of a specific date) as if made on and as of the Closing Date. The Company shall give the Purchasers prompt notice of any event, condition or circumstance known or that becomes known to the Company occurring from the date hereof through the Closing Date that would constitute a violation or breach of
(i) any representation or warranty, whether made as of the date hereof or as of the Closing Date, or (ii) any covenant of the Company contained in this Agreement; provided, however, that no such notification shall relieve or cure any such breach or violation of any such representation, warranty or covenant or otherwise affect the accuracy of any such representation or warranty for the purposes of Section 7.1; provided further, however, that the unintentional failure to give notice shall not give rise to a claim for damages by any Purchaser. Without limiting the generality of the foregoing, except as otherwise expressly contemplated by the terms of this Agreement or agreed in writing by the Purchasers, from and after the date hereof and through and including the Closing Date, the Company shall not, and will cause its Subsidiaries not to:

                (i) make capital expenditures which are more than $100,000 individually or $500,000 in the aggregate except pursuant to agreements or commitments entered into by the Company or any of its Subsidiaries prior to the date hereof or unless otherwise reserved against in the Company's most recent financial statements filed with the Commission, or except as set forth on Schedule 5.1;

                (ii) enter into any or amend any lease, license, agreement, contract or commitment, other than in the ordinary course of business, or, in any event, involving more than $100,000 individually or $500,000 in the aggregate except as set forth on Schedule 5.1;

                (iii) enter into, modify, make, renew, extend or otherwise alter any credit agreement, note or other similar agreement (including any interest rate or currency swap, hedge, collar or straddle or similar transaction) or instrument to which the Company or a Subsidiary is a party or incur or otherwise become liable with respect to any indebtedness, other than trade payables incurred in the ordinary course of business and consistent with past practice;

                (iv) enter into any contract or agreement with respect to the acquisition of any business, assets or property (real, personal or mixed, tangible or intangible, including stock or other equity interests in, or evidences of the indebtedness of, any other corporation, partnership or entity), other than acquisitions of assets in the ordinary course of business and consistent with past practice;

                (v)     form any joint venture or partnership;

                (vi) sell, lease, license, surrender, relinquish, encumber, pledge, transfer, amend, convey or otherwise dispose of any business, property or assets (whether tangible or intangible) having an aggregate market value of in excess of $100,000 individually or $500,000 in the aggregate;

                (vii) fail to maintain any property of the Company or any of its Subsidiaries in customary repair, order and condition consistent with the Company's or such Subsidiary's current maintenance policies, ordinary wear and tear excepted;

                (viii) discontinue, permit to lapse or otherwise fail to keep in full force and effect any material policies of insurance or knowingly take any action that would cause any such policy to terminate or be terminable prior to the expiration of its stated term;

                (ix) except as required by applicable law, make or change any material Tax election of the Company or any of its Subsidiaries, change any annual Tax accounting period of the Company or any of its Subsidiaries, adopt or change any Tax accounting method of the Company or any of its Subsidiaries, file any return, declaration, report, claim for refund, or information return or statement relating to Taxes (including any schedule or attachment thereto, and including any amendment thereof, a "Return") relating to the Company or any of its Subsidiaries in a manner that is materially inconsistent with past practice, enter into any closing agreement relating to material Taxes of the Company or any of its Subsidiaries, settle any material claim made by any Governmental Authority including social security administration, domestic or foreign, having jurisdiction over the assessment, determination, collection or other imposition of Tax or assessment relating to the Company or any of its Subsidiaries (a "Tax Claim"), surrender any right to claim a refund of Taxes relating to the Company or any of its Subsidiaries, consent to any extensions or waivers of the limitations period applicable to any Tax Claim or assessment relating to the Company or any of its Subsidiaries, or enter into a Tax sharing agreement or similar arrangement with respect to the Company or any of its Subsidiaries;

                (x) except as expressly contemplated by this Agreement, purchase, redeem or otherwise acquire, split, combine or reclassify, directly or indirectly, any of the Company's stock or other equity securities or give notice of any intention to exercise any right to purchase, redeem or otherwise acquire, split, combine or reclassify, any of the Company's stock or other equity securities (including any such purchase, redemption, acquisition or notice in accordance with the terms of the Charter or Bylaws or any stockholders agreement);

                (xi) except as contemplated by this Agreement, issue or sell, or issue any rights to purchase or subscribe for, or subdivide or otherwise change, any shares of the Company's or any of its Subsidiaries' stock or other securities or similar rights, except pursuant to the normal operation of the Strayer Education, Inc. Employee Stock Purchase Plan as in effect as of the date hereof;

                (xii) except for regular quarterly cash dividends of no more than $.065 per share of Common Stock in any calendar quarter, paid at times and with record dates consistent with past practices, declare or pay any dividends on or make other distributions (whether in cash, stock or property or any combination thereof), directly or indirectly, in respect of the Company's stock;

                (xiii) amend the Charter or Bylaws or the organizational documents of any Subsidiary;

                (xiv)   settle any material Claim;

                (xv) change any method of accounting or accounting practice used by the Company or any of its Subsidiaries, except for any change required by GAAP, by any Governmental Authority or by a change in law;

                (xvi) cause or permit, by any act or failure to act, any Educational Approval or other material License to expire or to be revoked, suspended, or modified, or take any action that could reasonably be expected to cause any Educational Agency or other Governmental Authority to institute proceedings for the suspension, revocation, or adverse modification of any of any Educational Approval or other material License;

                (xvii) maintain any significant amount of investments in or trade in equities or other speculative securities;

                (xviii) take any corporate or other action in furtherance of any of the foregoing; or

                (xix)   agree to do any of the foregoing.

            5.2 No Solicitation. Without limiting the Company's other obligations under this Agreement, the Company agrees that, from the date hereof until the Closing, neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its Subsidiaries, or any purchase or sale of 10% or more of the consolidated assets (including without limitation stock of its Subsidiaries) of it and its Subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, the equity securities of the Company that, if consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing 10% or more of the total voting power of the Company (or of the surviving parent entity in such transaction) or any of its Subsidiaries (any such proposal, offer or transaction, including any single or multi-step transaction or series of related transactions (other than a proposal or offer made by the Purchasers or any of their respective Affiliates) being hereinafter referred to as an "Acquisition Proposal"), (ii) have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal; provided, however, that the foregoing shall not prohibit the Company, prior to the receipt of the Required Vote, (A) from complying with Rule 14e-2 and Rule 14d-9 under the Exchange Act with regard to a bona fide tender offer or exchange offer or (B) from participating in negotiations or discussions with or furnishing information to any person in connection with an unsolicited bona fide Acquisition Proposal which is submitted in writing by such person to the Board of Directors of the Company after the date of this Agreement and prior to the Required Vote; provided further, however, that prior to participating in any such discussions or negotiations or furnishing any information, (i) the Company receives from such person an executed confidentiality agreement on terms not less favorable to the Company than the Confidentiality Agreement, a copy of which shall be provided only for informational purposes to the Purchasers, and (ii) the Board of Directors of the Company shall have concluded in good faith, after consulting with its outside financial advisors and counsel, that such Acquisition Proposal is reasonably likely to be or to result in a Superior Proposal (as defined in Section 6.1(b) hereto). If the Board of Directors of the Company receives an Acquisition Proposal, the Company shall promptly inform the Purchasers in writing of the terms and conditions of such proposal and the identity of the person making it, and will keep the Purchasers informed, on a current basis, of the status and terms of any such proposals or offers by any Person (whether written or oral). The Company will, and will cause its Affiliates to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any Persons (other than the Purchasers and their respective Affiliates) conducted heretofore with respect to any Acquisition Proposal, and request the return or destruction of all non-public information furnished in connection therewith. The Company shall not release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which such party or its Subsidiaries is a party.

            5.3 Regulatory Approval. (a) Promptly upon execution and delivery hereof, the Purchasers and the Company will prepare and file, or cause to be prepared and filed, with the appropriate Governmental Authorities, the requisite notification with respect to the Contemplated Transactions pursuant to the HSR Act. Thereafter, the Purchasers and the Company shall promptly supply all information requested by Governmental Authorities in connection with the HSR Act notification and cooperate with each other in responding to any such request, and the Company shall use all reasonable efforts to cause the applicable HSR Act waiting periods to be terminated early or to expire without further inquiry or extension of time by any Governmental Authority and otherwise to cause the HSR Requirements to be satisfied, including by supplying all information requested by Governmental Authorities in connection therewith, and to cooperate with the Purchasers in connection with the satisfaction of the HSR requirements and the HSR Act generally.

            (b) Promptly upon execution and delivery hereof, the Company, its Subsidiaries and the University shall prepare and file, or cause to be prepared and filed, with the appropriate Governmental Authorities and Educational Agencies the requisite notifications and applications necessary for the post-Escrow and post-Closing operation of the Company, its Subsidiaries and the University to the full extent as presently operated without forfeiture or material impairment of any Contract or any Educational Approval or other License, including any such consent, permit, or approval required to be obtained after the Escrow Date or the Closing Date including those listed on Schedule 3.4; provided that, without limitation of the foregoing, (i) an application to Middle States for approval of a "substantive change" resulting from the Contemplated Transactions shall be submitted by the University not later than December 1, 2000, (ii) an Application for Approval to Participate in Federal Student Financial Aid Programs (an "Application") shall be submitted by the University to the DOE for pre-acquisition review at least 45 days prior to the Commencement of the Offer pursuant to Section 6.2 hereof, (iii) notification of the filing of the Form 8-K on the Escrow Date shall be made to the DOE on the day the Form 8-K is filed, and (iv) all requisite documentation in support of the Application, including without limitation notification of all necessary post-Escrow Date Educational Approvals, audited financial statements of the Company and S University for the fiscal years ended December 31, 1998 and 1999, and the Prospectus submitted by the Company to the Commission in connection with the Offer shall be submitted by the University as promptly as they become available and in no event later than the last day of the month following the month in which the Escrow Date occurred, and an audited balance sheet of the Company as of the Closing Date shall be submitted if requested by DOE. The Company, its Subsidiaries and the University shall prosecute and complete with due diligence and with full consultation with Purchasers all such filings. The Company, Subsidiaries and University shall promptly provide Purchasers with complete copies of all letters, applications, or other documents submitted to or received from any Governmental Authority or Educational Agency with respect to any Educational Approval or other License, including, wherever possible, drafts of letters, applications, and other documents to be submitted to any Educational Agency or Governmental Authority, and shall consult with Purchasers in connection with any communications to or from any Educational Agency or Governmental Authority in connection with such filings.

            (c) Each of the Company, its Subsidiaries and University will use best efforts to maximize the University's opportunity after the Closing Date to make disbursements of Title IV Program funds pursuant to 34 C.F.R. Section
668.26 by taking actions that include disbursing all Title IV Program funds to students enrolled prior to and as of the Closing Date consistent with past practices and to the extent authorized by the Title IV Program regulations, and ensuring that all commitments under each applicable Title IV Program are made to students enrolled in any School or Campus prior to and as of the Closing Date in accordance with 34 C.F.R. Section 668.26 and other applicable Title IV Program regulations.

            (d) Promptly upon execution and delivery hereof, the Company shall take such action as is necessary to obtain the consent of the NASDAQ for the listing of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, subject only to official notice of issuance.

            5.4 Board of Directors and Management. At or prior to the Escrow Date, the Company will take all action necessary (including without limitation using its reasonable best efforts to cause the resignation of the current members of the Company's (and Subsidiaries') Boards of Directors (and committees thereof) and management) (or, if necessary, to increase the size of such Boards of Directors) so that, on such date the composition of the Company's Board of Directors and management shall be as set forth in Exhibit F hereto; and from and after the Escrow Date to the Closing Date, the Purchasers shall be entitled to the rights set forth in the Articles Supplementary (including without limitation the board representation and related rights set forth therein) as if the Series A Preferred Stock were issued and outstanding. Without limiting the foregoing, the Company shall not take any action that, if the Series A Preferred Stock had been issued, would require the approval of the holders of the Series A Preferred Stock without obtaining the prior written approval of the Purchasers' Agent.

            5.5 Access. (a) From the date hereof until the Closing, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the Purchasers reasonable access during normal business hours, during the period prior to the Closing, to all its books, records, properties, plants and personnel and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to the Purchasers (i) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state laws, as applicable, and (ii) all other information concerning it and its business, properties and personnel as the Purchasers may reasonably request. The Purchasers will hold any information obtained pursuant to this Section 5.5 in confidence in accordance with, and will otherwise be subject to, the provisions of the Confidentiality Agreement. Any investigation by the Purchasers shall not affect the representations and warranties of the Company or the conditions to its obligations to consummate the transactions contemplated by this Agreement.

            (b) From the date hereof until the Closing, the Company shall promptly keep the Purchasers and their representatives informed of any material development in the business of the Company or its Subsidiaries provided that the unintentional failure to keep the Purchasers and their representatives informed shall not give rise to a claim for damages by any Purchaser. Without limiting the foregoing, from the date hereof until the Closing, the Company shall cause its officers to consult and cooperate with representatives of the Purchasers, including the proposed new members of management, in order to facilitate a smooth transition as of the Closing. Nothing in this Section 5.5 shall give the Purchasers or their Affiliates any approval rights over the day-to-day activities of the Company.

            5.6 Employee Benefits Matters. Without limiting the generality of the foregoing, except as otherwise expressly agreed in writing by the Purchasers, the Company shall not, and shall cause its Subsidiaries not to, take any of the following actions:

                   (i) enter into any new Significant Employment Agreement or amend any existing Significant Employment Agreement;

                   (ii) adopt any new Company Benefit Plan or, except as may be required by applicable law, amend any existing Company Benefit Plan;

                   (iii) grant any stock options or other equity-based compensation to any employee or director of the Company or any of its Subsidiaries, except pursuant to the normal operation of the Strayer Education, Inc. Employee Stock Purchase Plan as in effect on the date of this Agreement;

                   (iv) increase the salaries, wages, or other compensation or benefits of any employee or director of the Company or any of its Subsidiaries, except for such increases with respect to employees who are not officers of the Company or any of its Subsidiaries that are in the ordinary course of business consistent with past practice and do not result in an aggregate increase in the annual cost of compensation and benefits for employees of the Company and its Subsidiaries of more than five percent over such annual costs as in effect on the date of this Agreement; or

                   (v)       agree to do any of the foregoing.

               5.7 Leases. The Company shall (and shall cause its applicable Subsidiary to), on or prior to the Closing, obtain landlord's consent to the Contemplated Transactions with respect to those Leases that require such consent.

               5.8 Legends. Any legends placed on the Series A Preferred Stock or the Common Stock or other securities issuable, if any, pursuant to the Contemplated Transactions shall be removed by the Company upon delivery of an opinion of counsel reasonably acceptable to the Company stating that such legend is no longer necessary.

               5.9 Valuation. The Company shall engage a valuation firm reasonably acceptable to the Purchasers to provide a fair valuation of the total assets of the Company so as to ensure that the Contemplated Transactions may be effected in a manner consistent with Section 2-311 of the MGCL. The report of such valuation company shall be provided to the Board of Directors of the Company and to the Purchasers prior to the Closing Date.

                                    ARTICLE 6

                       STOCKHOLDERS MEETING; TENDER OFFER


               6.1 Preparation of Information Statement; Stockholders Meeting. (a) As promptly as reasonably practicable following the date hereof, the Company shall prepare and file with the Commission an information statement (such information statement and any amendments or supplements thereto, the "Information Statement") with respect to the Contemplated Transactions. The Information Statement shall seek approval of the matters to be submitted for approval at the Stockholders Meeting. The Company shall use reasonable best efforts to have the Information Statement cleared by the Commission as promptly as reasonably practicable after filing with the Commission. The Company shall, as promptly as practicable after receipt thereof, provide the Purchasers copies of any written comments and advise the Purchasers of any oral comments, with respect to the Information Statement received from the Commission. The Company shall provide the Purchasers with a reasonable opportunity to review and comment on the Information Statement and any amendment or supplement thereto prior to filing such with the Commission, and with a copy of all such filings made with the Commission. Notwithstanding any other provision herein to the contrary, neither the Information Statement nor any amendment or supplement thereto shall be filed or made without the approval of the Purchasers (which approval shall not be unreasonably withheld or delayed). The Company will use reasonable best efforts to cause the Information Statement to be mailed to its stockholders as promptly as practicable. If at any time any information should be discovered by the Company which should be set forth in an amendment or supplement to the Information Statement so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall promptly notify the Purchasers and, to the extent required by applicable law, an appropriate amendment or supplement describing such information shall be promptly filed with the Commission and disseminated to the stockholders of the Company.

               (b) The Company shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable after the date hereof (the "Stockholders Meeting") for the purpose of obtaining the Required Vote and the vote of the Company's stockholders with respect to the Contemplated Transactions (including, without limitation, the issuance of the Series A Preferred Stock and the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock, the Articles of Amendment and such other amendments to the Charter as may be necessary or appropriate to give effect to any of the Contemplated Transactions (including without limitation the grant of preemptive rights as contemplated by Article 9 hereof), and any other action that may be required with respect to any of the transactions contemplated by this Agreement) and shall take all lawful action to solicit the approval of all such matters by the Company's stockholders. The Company shall include in the Information Statement the recommendation of the Board of Directors in favor of approval of all such matters (the "Board Recommendation") and the written opinion of Legg Mason Wood Walker, Inc., dated the date of this Agreement, to the effect that, as of the date hereof, the Contemplated Transactions are fair, from a financial point of view, to the holders of the Common Stock other than Affiliates of the Company. The Board of Directors of the Company shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to the Purchasers such recommendation (a "Change in the Board Recommendation"); provided, however, that the Board of Directors of the Company may, prior to the receipt of the Required Vote, make a Change in the Board Recommendation in connection with (i) an unsolicited bona fide Acquisition Proposal which is submitted in writing to the Board of Directors of the Company after the date of this Agreement if the Company shall have complied in all respects with the requirements of Section 5.2 with respect to such Acquisition Proposal, or (ii) a material adverse event occurring after the date hereof; provided that, in either case (i) or (ii), the Board of Directors of the Company shall have concluded in good faith, after consulting with its outside financial advisors and counsel that (A) in the case described in clause (i) of this Section 6.1(b), such Acquisition Proposal is financially superior to the Contemplated Transactions, taking into account all relevant factors (including financing, required approvals and the timing and likelihood of consummation) (a "Superior Proposal") and (B) in the case described in either clause (i) or clause (ii) of this Section 6.1(b), that the failure to take such action would violate the obligations of the directors under Maryland law.

               6.2 Tender Offer. Promptly after obtaining the vote of the Company's stockholders as set forth in Section 6.1(b), but in any event not later than one Business Day thereafter, the Company shall commence (within the meaning of Rule 13e-4(a)(4) under the

Exchange Act), an offer (the "Offer") to purchase up to 8.5 million outstanding Shares (the "Maximum Number") at a price of $25.00 per Share, net to the seller in cash (as paid pursuant to the Offer, the "Offer Consideration"), in compliance with the applicable provisions of Rule 13e-4 and Regulation MA of the Commission, and pursuant to documentation in form and substance reasonably satisfactory to the Purchasers. The obligation of the Company to commence the Offer, to consummate the Offer and to accept for payment and pay for Shares validly tendered in the Offer and not withdrawn shall be subject only to the conditions set forth in Exhibit G hereto (the "Offer Conditions"). The Company expressly reserves the right, in its sole discretion, to waive any such condition (other than the Minimum Condition as defined in the Offer Conditions) and make any other changes in the terms and conditions of the Offer; provided that no such change may be made unless previously approved by the Purchasers' Agent in writing. The financing of the Offer shall be as contemplated by Section
2.3 and in form and substance acceptable to the Purchasers, including without limitation the names in which funds from the Company's Subsidiaries are transferred to the Company for use in such Offer.

                                    ARTICLE 7

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                       OF THE PURCHASERS TO FUND AND CLOSE


               7.1 Conditions to Funding. The obligation of the Purchasers to deliver the Purchase Price to the Escrow Agent pursuant to Section 2.3 is subject to the fulfillment on or prior to the Escrow Date of the following conditions, any one or more of which may be waived by the Purchasers' Agent:

               7.1.1 Representations and Covenants. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than those which are qualified as to materiality, Material Adverse Effect or other similar term, which shall be true and correct in all respects) on and as of the Escrow Date with the same force and effect as though made on and as of the Escrow Date (except that representations and warranties made as of a specific date shall be true and correct in all material respects (except as aforesaid) on such date); the Company shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied in all material respects with by the Company on or prior to the Escrow Date; and the Company shall have delivered to the Purchasers a certificate, dated the date of the Escrow Date and signed by an executive officer of the Company, to the foregoing effect.

               7.1.2 Opinion of Counsel to the Company. The Purchasers shall have received the legal opinion of Hogan & Hartson LLC, counsel to the Company, dated the Escrow Date, addressed to the Purchasers, with respect to the matters set forth in paragraphs (a)-(i) of Exhibit H hereto.

               7.1.3 No Actions. (a) No Action shall be pending or threatened to restrain or prohibit, or otherwise relating to, the consummation of any of the transactions contemplated by Section 2.3(a) or any of the other Contemplated Transactions.

               (b) No law, order, decree, rule or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the transactions contemplated by Section 2.3(a) or any of the other Contemplated Transactions.

               7.1.4 Stockholder Approval. The Required Vote and the affirmative vote of the Company's stockholders with respect to the matters set forth in Section 6.1(b) hereof shall have been obtained and shall be in full force and effect.

               7.1.5 No Material Adverse Effect. Since the date hereof, no event or development shall have occurred (or failed to occur) and there shall be no circumstance (and the Purchasers shall not have become aware of any previously existing circumstance) that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, a Material Adverse Effect under this Section 7.1.5 shall be deemed to include (1) the Company's failure to report earnings per share of at least $1.37 for the year ending December 31, 2000, or (2) enrollment for the University for Winter 2001 failing to grow by more than 5% over enrollment for Winter 2000.

               7.1.6 Consents. Any and all consents and other action listed or required to be listed in Schedule 3.4 hereto, except those consents indicated with an asterisk on Schedule 3.4 which cannot be obtained prior to the Escrow Date, shall have been obtained and delivered to Purchasers without any material adverse change in the terms or conditions of any Educational Approval or other License, and all such consents shall be in full force and effect.

               7.1.7 NASDAQ Listing. The shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall have been approved for listing on NASDAQ, subject only to official notice of issuance.

               7.1.8 DOE Action. The DOE, based on its review of the pre-Escrow Date Application or any other materials filed by the Company, any Subsidiary, or the University to obtain the DOE's pre-Escrow Date review, has not notified the University of any material impediment, which impediment has not been cured by the Escrow Date, to obtaining (A) a temporary provisional program participation agreement within fifteen days after the Escrow Date, or (B) a DOE Approval Notice before the Closing Date.

               7.2 Conditions to Closing. The obligations of the Purchasers to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Purchasers' Agent:

               7.2.1 Opinion of Counsel to the Company. The Purchasers shall have received the legal opinion of Hogan & Hartson LLC, counsel to the Company, dated the Closing Date, addressed to the Purchasers, with respect to the matters set forth in Exhibit H hereto (brought down to the Closing Date with respect to the matters covered in the opinion delivered pursuant to Section 7.1.2).

               7.2.2 No Actions. (a) No Action shall be pending or threatened to restrain or prohibit, or otherwise relating to, any Company Agreement or the consummation of any of the Contemplated Transactions.

               (b) No law, order, decree, rule or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the Contemplated Transactions.

               7.2.3 DOE Action. The DOE shall have issued a DOE Approval Notice to the University, which shall be in full force and affect.

               7.2.4 NASDAQ Listing. The approval of the shares of Common Stock issuable upon conversion of Series A Preferred Stock for listing on NASDAQ shall be in full force and effect.

               7.2.5 Completion of the Offer. The Minimum Condition shall be satisfied and the Company shall have accepted for payment and paid for all Shares validly tendered in the Offer and not withdrawn, up to the Maximum Number.

               7.2.6 Company Agreements. The Company and the Purchasers shall have entered into the Registration Rights Agreement. The Articles of Amendment and the Articles Supplementary in the forms attached hereto as Exhibits B and C shall, respectively, have been filed with and accepted for record by the State Department of Assessments and Taxation of Maryland in accordance with the MGCL.

               7.2.7     Consents. Those consents indicated with an asterisk on
Schedule 3.4 which cannot be obtained prior to the Escrow Date shall have been obtained and delivered to Purchasers without any material adverse change in the terms or conditions of any Educational Approval or other License, and all such consents shall be in full force and effect.

                                   ARTICLE 8

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                       OF THE COMPANY TO FUND AND TO CLOSE


               8.1 Conditions to Funding. The obligation of the Company to deliver the Company Funds to the Escrow Agent pursuant to Section 2.3 is subject to the fulfillment on or prior to the Escrow Date of the following conditions, any one or more of which may be waived by the Company:

               8.1.1 Representations and Covenants. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects on and as of the Escrow Date with the same force and effect as though made on and as of the Escrow Date (except that representations and warranties made as of a specific date shall be true and correct in all material respects on such date); the Purchasers shall have in all material respects performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Escrow Date; and the Purchasers shall have delivered to the Company a certificate, dated the date of the Escrow Date and signed by each Purchaser, to the foregoing effect.

               8.1.2 No Actions. (a) No Action shall be pending or threatened to restrain or prohibit any Company Agreement or the consummation of any of the Contemplated Transactions.

               (b) No law, order, decree, rule or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the Contemplated Transactions.

               8.1.3 Stockholder Approval. The Required Vote and the affirmative vote of the Company's stockholders with respect to the matters set forth in Section 6.1(b) hereof shall have been obtained and shall be in full force and effect.

               8.1.4 Consents. Any and all governmental consents and other action listed or required to be listed in Schedule 3.4 hereto, except those consents indicated with an asterisk on Schedule 3.4 which cannot be obtained prior to the Escrow Date, shall have been obtained and delivered to Purchasers without any material adverse change in the terms or conditions of any Educational Approval or other License, and all such consents shall be in full force and effect.

               8.1.5 DOE Action. The DOE, based on its review of the pre-Escrow Date Application or any other materials filed by the Company, any Subsidiary, or the University to obtain the DOE's pre-Escrow Date review, has not notified the University of any material impediment, which impediment has not been cured by the Escrow Date to obtaining (A) a temporary provisional program participation agreement within fifteen days after the Escrow Date, or (B) a DOE Approval Notice before the Closing Date.

               8.2 Conditions to Closing. The obligations of the Company to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following condition(s), any one or more of which may be waived by the Company:

               8.2.1 No Actions. (a) No action shall be pending or threatened to restrain or prohibit any Company Agreement or the consummation of any of the Contemplated Transactions.

               (b) No law, order, decree, rule or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal or otherwise relates to the consummation of any of the Contemplated Transactions.

               8.2.2 DOE Action. The DOE shall have issued a DOE Approval Notice to the University, which shall be in full force and effect.

               8.2.3 Completion of the Offer. The Minimum Condition shall be satisfied and the Company shall have accepted for payment and paid for all Shares validly tendered in the Offer and not withdrawn, up to the Maximum Number.

               8.2.4     Consents. Those consents indicated with an asterisk on
Schedule 3.4 (with the exception of terms 1, 4, 8 and 9 thereon) which cannot be obtained prior to the Escrow Date, shall have been obtained and delivered to Purchasers without any material adverse change in the terms or conditions of any Educational Approval or other License, and all such consents shall be in full force and effect.

               8.2.5 Participation by all Purchasers. Each of the Purchasers shall have delivered the full Purchase Price to the Escrow Agent for the shares of Series A Preferred Stock to be purchased by them as indicated in the Allocation Notice and shall have directed the release of the Purchase Price from escrow.

                                   ARTICLE 9

                     REGISTRATION RIGHTS; PREEMPTIVE RIGHTS;
                         OTHER AGREEMENTS OF THE COMPANY


               9.1 Registration Rights. On or prior to the Closing Date, the Company shall enter into a Registration Rights Agreement (the "Registration Rights Agreement") with respect to the Registrable Securities having the terms set forth in Exhibit I hereto.

               9.2 Other Registration Rights. The Company shall not grant any right of registration under the Securities Act relating to any of its securities to any Person other than the Purchasers if such rights would or could reasonably be expected to frustrate, impede or limit the Purchasers' rights pursuant to the Registration Rights Agreement.

               9.3 Preemptive Rights. (a) From the Closing Date, and for as long as the Purchasers collectively beneficially own Series A Preferred Stock and/or shares of Common Stock representing (on an as-converted basis) at least one-half of the shares of Series A Preferred Stock and/or shares of Common Stock purchased pursuant to this Agreement (adjusted for stock-splits, stock dividends, reverse stock-splits and the like), in the event the Company proposes to issue Common Stock of any kind (including any warrants, options or securities or units comprising securities convertible into or exchangeable for Common Stock or rights to acquire the same) of the Company, other than (1) pursuant to an employee or non-management director stock option plan, stock bonus plan, stock purchase plan or other management equity program or plan, in the ordinary course of business consistent with past practice, not representing more than 10% of the shares of Common Stock on a fully diluted basis in any one year, or (2) securities issuable upon exercise of previously issued warrants, options or other rights to acquire Common Stock or upon conversion of previously issued securities convertible into Common Stock, then the Company shall:

                    (i) deliver to the Purchasers written notice setting forth in reasonable detail (1) the terms and provisions of the securities proposed to be issued (the "Proposed Securities"); (2) the price and other terms of the proposed sale of such securities; (3) the amount of such securities proposed to be issued; and (4) such other information as the Purchasers may reasonably request in order to evaluate the proposed issuance; and

                    (ii) offer to issue to the Purchasers in the aggregate a portion of the Proposed Securities equal to a percentage determined by dividing (x) the number of shares of Common Stock beneficially owned by the Purchasers (assuming conversion of all shares of Series A Preferred Stock into Common Stock, regardless of whether such shares of Series A Preferred Stock are actually then convertible), by (y) the total number of shares of Common Stock then outstanding.

               The Purchasers must exercise the purchase rights hereunder within 20 Business Days after receipt of such notice from the Company. The Company shall take any and all actions necessary to adopt and implement the Articles of Amendment so as to give full effect to the provisions of this Section 9.3.

               (b) Upon the expiration of the offering period described above, or if the Purchasers shall default in paying for or purchasing the Proposed Securities on the terms offered by the Company, the Company shall thereafter be free to sell such Proposed Securities that the Purchasers have not elected to purchase during the 120 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Purchasers. Any Proposed Securities offered or sold by the Company after such 120-day period must be reoffered to the Purchasers pursuant to this Section 9.3.

               (c) The election by the Purchasers not to exercise preemptive rights under this Section 9.3 in any one instance shall not affect their rights (other than in respect of a reduction in their percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving the Purchasers the rights described in this Section 9.3 shall be void and of no force and effect, and the Company shall not register such sale or issuance on the books and records of the Company.

               9.4 Rule 144. The Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Purchasers may reasonably request, all to the extent required to enable the Purchasers to sell the Series A Preferred Stock or the Common Stock into which the Series A Preferred Stock may be converted pursuant to and in accordance with Rule 144. Such action shall include, but not be limited to, making available adequate current public information meeting the requirements of paragraph (c) of Rule 144.

               9.5 Availability of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Series A Preferred Stock and the preemptive rights set forth in Section 9.3, at least the full number of shares of Common Stock then issuable upon the conversion of such securities. The Company will, from time to time, in accordance with the laws of the State of Maryland, increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall be insufficient to permit conversion of the Series A Preferred Stock or the preemptive rights set forth in Section 9.3.

               9.6 No Rights Plan. From the date hereof and for as long as the Purchasers collectively beneficially own Common Stock representing at least 10% of the total voting power of the Company (assuming conversion of all then outstanding shares of Series A Preferred Stock into Common Stock, regardless of whether such securities are actually then convertible), without the prior written consent of the Purchasers, the Company shall not adopt or enter into any "poison pill" rights plan or any similar plan or agreement or declare or pay any dividend of any rights to purchase stock of the Company in connection with such a plan or agreement.

               9.7 Regular Quarterly Dividends. The Purchasers shall cause the members of the Board of Directors of the Company elected by the holders of the Series A Preferred Stock to approve the declaration and payment of Regular Quarterly Dividends (as defined in the Articles Supplementary) upon the recommendation of the Independent Directors (as defined in the Articles Supplementary) provided the Company is current in its payments of cash dividends on the Series A Preferred Stock.

                                   ARTICLE 10

                            TERMINATION OF AGREEMENT


               10.1 Termination. (a) This Agreement may be terminated prior to the Closing as follows:

                (i) by either the Purchasers or the Company if (A) the Escrow Date shall not have occurred before June 30, 2001, or the Closing shall not have occurred before October 31, 2001, or (B) the approval of the Company's stockholders, as set forth in Section 6.1(b) hereof, shall not have been obtained by reason of the failure to obtain the Required Vote at a duly held meeting of stockholders or any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 10.1(a)(i) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement or willful breach of a representation or warranty has been the cause of or resulted in the failure of the Escrow Date or the Closing, as the case may be, to occur on or before such date;

                (ii) at the election of the Purchasers, if (A) prior to the Closing Date there shall have been a breach of any of the Company's representations, warranties, covenants or agreements, which breach would result in the failure to satisfy any of the conditions set forth in Section 7.1, and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the Company, (B) the Board of Directors shall have (x) failed to make the Board Recommendation, (y) withdrawn the Board Recommendation or (z) modified or qualified, in any manner adverse to the Purchasers, the Board Recommendation (or resolved or proposed to take any such action referred to in clause (x), (y) or (z)), in each case whether or not permitted by the terms hereof, (C) the Company shall have breached its obligations under this Agreement by reason of either a breach of Section 5.2 or a failure to call and hold the Stockholders Meeting in accordance with Section 6.1(b) or a failure to prepare and mail to its stockholders the Information Statement in accordance with Section 6.1(a), unless such failure was caused by the actions or inactions of any Purchaser (or their respective representatives) in violation in any material respect of their obligations under this Agreement, or (D) either of the stockholders party to the Support and Option Agreement shall have breached any of their respective obligations thereunder in any material respects;

                (iii) at the election of the Company, if prior to the Closing Date there shall have been a breach of any of the Purchasers' representations, warranties, covenants or agreements, which breach would result in the failure to satisfy any of the conditions set forth in Section 8.1, and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the Purchasers;

                (iv) at the election of the Company or the Purchasers, if any Governmental Authority has taken any action, which action is final and not subject to appeal, seeking to prevent the consummation of the Closing or any other Contemplated Transaction and the Company or the Purchasers, as the case may be, reasonably and in good faith deem it impracticable or inadvisable to proceed in view of such action;

                (v) at the election of the Company, if (A) the Company is not in breach in any material respect of any of the terms of this Agreement, (B) the Required Vote shall not have been obtained, (C) the Board of Directors of the Company shall have made a Change in the Board Recommendation in accordance with Section 6.1 and authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies the Purchasers in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice (the "Alternative Transaction Notice"), (D) the Purchasers do not make, prior to five Business Days after receipt of the Alternative Transaction Notice, an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable as the Superior Proposal taking into account all relevant factors (including financing, required approvals, the timing and likelihood of consummation and the post-closing prospects for the Company) and (E) the Company prior to such termination pays to the Purchasers in immediately available funds the fees and expenses required to be paid pursuant to Section 10.3 and Section 12.2(b); or

                (vi) at any time on or prior to the Closing Date, by mutual written consent of the Company and the Purchasers.

          (b) If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Sections 10.2 and 10.3.

          10.2 Survival after Termination. If this Agreement terminates pursuant to Section 10.1 and the Contemplated Transactions are not consummated, this Agreement shall become null and void and have no further force or effect, except that any such termination shall be without prejudice to the rights of any party on account of the non-satisfaction of the conditions set forth in Articles 7 and 8 or on account of the termination of this Agreement, each resulting from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of another party under this Agreement. Notwithstanding anything in this Agreement to the contrary, the provisions of Sections 3.26 and 4.6, this Section 10.2 and Sections 10.3, 11.1, 11.2, 12.2, 12.3, 12.8 and 12.10 shall survive any termination of this Agreement.

          10.3 Termination Fee. If (a)(i) this Agreement shall be terminated at a time at which the Purchasers are entitled to terminate this Agreement pursuant to Section 10.1(a)(ii)(B),

(C) or (D), or (ii) this Agreement shall be terminated at a time at which the Purchasers are entitled to terminate this Agreement pursuant to Section 10.1(a)(i)(B) or Section 10.1(a)(ii)(A), and (b) in the case of clause (a)(ii) of this sentence, within twelve months of such termination the Company or any of its Subsidiaries enters into any agreement with respect to, or consummates, any Acquisition Proposal, then, in each such case, the Company shall promptly, but in no event later than the date of such termination (or in the case of clause
(b), if later, the date the Company or its Subsidiary enters into such agreement with respect to or consummates (whichever is earlier) such Acquisition Proposal), pay the Purchasers (to the account or accounts designated by the Purchasers) a termination fee in an amount equal to $6,000,000, by wire transfer of immediately available funds, in addition to any amount to which Purchasers are then entitled pursuant to Section 12.2(b). Notwithstanding the foregoing, the Company shall have no obligation to pay the $6,000,000 termination fee if
(i) the Agreement is terminated pursuant to Section 10.1(a)(ii)(B), (ii) prior to such termination no Acquisition Proposal shall have been made, and (iii) the principal reason for the Change in the Board Recommendation is a material adverse change in the financial condition or business of any Purchaser or any transaction, commitment, dispute or other event, in each case relating to the Purchasers, or any other development or combination of developments relating to the Purchasers that, in any such case individually or in the aggregate, has had or is reasonably likely to result in a material adverse effect on such Purchaser's ability to effect the Contemplated Transactions or upon the Company following the Closing. Such funds shall be distributed pro-rata to the Purchasers based upon the Allocation Notice.

               If the Company elects to terminate this Agreement pursuant to
Section 10.1(a)(v), the Company, prior to such termination, shall pay to the Purchasers (to the account or accounts designated by the Purchasers) an amount equal to $6,000,000, by wire transfer of immediately available funds, in addition to any amount to which Purchasers are then entitled pursuant to Section 12.2(b). Such funds shall be distributed pro-rata to the Purchasers based upon the Allocation Notice.

                                   ARTICLE 11

                                 INDEMNIFICATION


                 11.1 Indemnification. The Company hereby agrees to indemnify, defend and hold harmless each Purchaser, its Affiliates and their respective directors, managers, officers, agents, advisors, representatives, employees, successors and assigns (each, a "Purchaser Indemnitee") from and against all Claims, including without limitation, interest, penalties and attorneys' fees and expenses, asserted against, resulting to, or imposed upon or incurred by such Purchaser Indemnitee by a third party and arising out of or resulting from any allegation or Claim in respect of any wrongful action or inaction by the Company in connection with the authorization, execution, delivery and performance of this Agreement or the Company Agreements, except to the extent that the Purchaser Indemnitee has committed a material breach of its representations, warranties or obligations under this Agreement, which breach is the cause of the Company's wrongful action or inaction.

                 11.2 Terms of Indemnification. The obligations and liabilities of the Company with respect to Claims by third parties will be subject to the following terms and conditions: (a) a Purchaser Indemnitee will give the Company prompt notice of any Claims asserted against, resulting to, imposed upon or incurred by such Purchaser Indemnitee, directly or indirectly, and the Company will undertake the defense thereof by representatives of their own choosing which are reasonably satisfactory to such Purchaser Indemnitee; provided that the failure of any Purchaser Indemnitee to give notice as provided in this Section 11.2 shall not relieve the Company of its obligations under this
Article 11, except to the extent that such failure has materially and adversely affected the rights of the Company; (b) if within a reasonable time after notice of any Claim, the Company fails to defend, such Purchaser Indemnitee will have the right to undertake the defense, compromise or settlement of such Claims on behalf of and for the account and at the risk of the Company, subject to the right of the Company to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof; (c) if there is a reasonable probability that a Claim may materially and adversely affect a Purchaser Indemnitee other than as a result of money damages or other money payments, such Purchaser Indemnitee will have the right at its own expense to defend, or co-defend, such Claim; (d) neither the Company nor the Purchaser Indemnitee will, without the prior written consent of the other, settle or compromise any Claim or consent to entry of any judgment relating to any such Claim; (e) with respect to any Claims asserted against a Purchaser Indemnitee, such Purchaser Indemnitee will have the right to employ one counsel of its choice in each applicable jurisdiction (if more than one jurisdiction is involved) to represent such Purchaser Indemnitee if, in such Purchaser Indemnitee's reasonable judgment, a conflict of interest between such Purchaser Indemnitee and the Company exists in respect of such Claims, and in that event the fees and expenses of such separate counsel shall be paid by the Company party; and (f) the Company will provide each Purchaser Indemnitee reasonable access to all records and documents of the Company relating to any Claim.

                                   ARTICLE 12

                                  MISCELLANEOUS


                 12.1 Survival. All representations and warranties, covenants and agreements of the Company and any Purchaser contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Purchaser or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and such representations and warranties shall expire on the Closing Date. The covenants and agreements contained herein shall survive in accordance with their terms.

                 12.2 Fees and Expenses. (a) The Company shall pay its own expenses incurred in connection with the negotiation, execution, delivery, performance and consummation of this Agreement and the Contemplated Transactions (including without limitations expenses incurred in connection with the Offer and the filing, printing and mailing of the Information Statement).

                 (b) Unless this Agreement is terminated pursuant to Section 10.1(a)(iii), whether or not the Contemplated Transactions are consummated and without limiting Section 10.3, the Company shall reimburse each of the Purchasers for the reasonable, documented out-of-pocket expenses of the Purchasers or any of their Affiliates (whether or not incurred prior to the date hereof), including, without limitation, the fees, disbursements and other reasonable expenses of attorneys, accountants and any other advisors thereto, arising out of or relating to the negotiation, execution, delivery, performance and consummation of this Agreement and the Contemplated Transactions. Such reimbursement shall be made from time to time not later than the third Business Day following the date on which the Purchasers provide a written statement of their theretofore unreimbursed expenses to the Company.

                 (c) On the Closing Date, the Company shall pay to the Purchasers the Closing Amount, as set forth in Section 2.3(c).

                 12.3 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given if delivered personally or telecopied, on the date of such delivery, or if sent by reputable overnight courier, on the first Business Day following the date of such mailing, as follows:

                      (a)    if to the Company:

                             Strayer Education, Inc.
                             1025 15th Street, N.W.
                             Washington, DC 20005
                             Attn:  Chief Financial Officer
                             Telecopy:  (301) 470-2265

                             with a copy to:

                             Hogan & Hartson L.L.P.
                             111 South Calvert Street
                             Suite 1600
                             Baltimore, Maryland  21202-6191
                             Attention:  Walter G. Lohr, Jr.
                             Telecopy:   (410) 539-6981

                      (b)    if to the Purchasers:

                             New Mountain Partners, L.P.
                             712 Fifth Avenue, 23rd Floor
                             New York, NY  10019
                             Attn:  Steve B. Klinsky
                             Telecopy: (212) 582-1816
                             and

                             DB Capital Investors, L.P.
                             c/o DB Capital Partners, Inc.
                             One Market Plaza
                             Steuart Tower, Suite 2400
                             San Francisco, California 94105
                             Attn: Steven K. Dollinger
                             Telecopy: (415) 217-4288

                             with copies to:

                             Wachtell, Lipton, Rosen & Katz
                             51 West 52nd Street
                             New York, New York  10019
                             Attention:  Trevor S. Norwitz
                             Telecopy:   (212) 403-2000

                             and

                             White & Case LLP
                             1155 Avenue of the Americas
                             New York, New York 10036
                             Attn: Oliver C. Brahmst
                             Telecopy: 212 354-8113

Any party may by notice given in accordance with this Section 12.3 designate another address or person for receipt of notices hereunder.

                 12.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Other than the parties hereto and their successors and permitted assigns, and except as set forth in Article 11, no Person is intended to be a beneficiary of this Agreement. Except as contemplated by Section 2.3(c), no party hereto may assign its rights under this Agreement without the prior written consent of the other party hereto; provided, however, that any Purchaser may assign all or any portion of its rights hereunder (along with the corresponding obligations) to any Affiliate of such Purchaser or its security holders or partners or (provided that the Purchasers on the date hereof continue to own or be committed to purchase pursuant hereto at least $115 million in aggregate liquidation amount of the Series A Preferred Stock) to any other Purchaser; provided further that no such assignment shall relieve any Purchaser of its obligations under this Agreement. Any assignee of any Purchaser pursuant to the proviso of the foregoing sentence shall be deemed to be a "Purchaser" for all purposes of this Agreement.

                 12.5 Amendment and Waiver. (a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

                 (b) Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Company and each Purchaser.

                 12.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 12.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 12.8 GOVERNING LAW; EXCLUSIVE JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE. The parties hereby irrevocably submit to the jurisdiction of the federal courts of the United States of America located in the State of Maryland (or, if such federal courts shall not have jurisdiction over such matters, to the jurisdiction of the state courts of the State of Maryland located in the City of Baltimore) solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the Contemplated Transactions and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a federal or state court.

                 12.9 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                 12.10 Entire Agreement. This Agreement, together with the schedules and exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the schedules and exhibits hereto, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                 12.11 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties shall execute such documents and take, or cause to be taken, all appropriate action, and shall do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Contemplated Transactions and obtain any consents, exemptions, authorizations, or other actions by, or give any notices to, or make any filings with, any Governmental Authority or any other Person, as soon as practicable after the date hereof. In furtherance and not in limitation of the foregoing, the Company agrees to all actions necessary to give effect to the voting rights of the Series A Preferred Stock in accordance with the terms thereof.

                 12.12 Public Announcements. Except to the extent required by law or the regulations of any national securities exchange or the NASD, none of the parties hereto will issue or make any reports, statements or releases to the public with respect to this Agreement or the Contemplated Transactions without consulting the other parties, and, during the period from the date hereof until thirty (30) days after the Closing Date, without the approval of the other parties (such approval not to be unreasonably withheld).

                 12.13 Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief or any requirement for a bond.

                 12.14 Subsidiaries. Whenever this Agreement provides that a Subsidiary of the Company (including the University) is obligated to take or refrain from taking any action, the Company shall cause such Subsidiary to take or refrain from taking such action.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                    STRAYER EDUCATION, INC.


                                    By:  /s/ RON K. BAILEY
                                         --------------------------------
                                          Name: Ron K. Bailey
                                          Title: President and CEO


PURCHASERS:



NEW MOUNTAIN PARTNERS, L.P.

By: New Mountain Investments, L.P., its
         general partner

By: New Mountain GP, LLC, its
          general partner


By:  /s/ STEVEN B. KLINSKY
     ----------------------------
       Name:  Steven B. Klinsky
       Title:  Member




DB CAPITAL INVESTORS, L.P.

By: DB Capital Partners, L.P., its
         general partner

By: DB Capital Partners, Inc., its
         general partner

By:  /s/ STEVEN K. DOLLINGER
     ----------------------------
     Name:  Steven K. Dollinger
     Title:    Director



                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]